                        PHILIPP BROTHERS CHEMICALS, INC.

                                    as Issuer

                                       and

                           The GUARANTORS named herein

                                       and

                            THE CHASE MANHATTAN BANK

                                   as Trustee

                            -------------------------

                                    INDENTURE

                            Dated as of June 11, 1998

                            -------------------------


                               up to $140,000,000

               9 7/8% Senior Subordinated Notes due 2008, Series A

               9 7/8% Senior Subordinated Notes due 2008, Series B

                              CROSS-REFERENCE TABLE

  TIA                                                       Indenture
Section                                                      Section
-------                                                      -------

  310(a)(1) ...............................................    7.10
     (a)(2) ...............................................    7.10
     (a)(3) ...............................................    N.A.
     (a)(4) ...............................................    N.A.
     (a)(5) ...............................................    7.10; 7.11
     (b) ..................................................    7.08; 7.10; 11.02
     (c) ..................................................    N.A.
  311(a) ..................................................    7.11
     (b) ..................................................    7.11
     (c) ..................................................    N.A.
  312(a) ..................................................    2.05
     (b) ..................................................    11.03
     (c) ..................................................    11.03
  313(a) ..................................................    7.06
     (b)(1) ...............................................    7.06
     (b)(2) ...............................................    7.06
     (c) ..................................................    7.06; 11.02
     (d) ..................................................    7.06
  314(a) ..................................................    4.06; 4.08; 11.02
     (b) ..................................................    N.A.
     (c)(1) ...............................................    7.02; 11.04
     (c)(2) ...............................................    7.02; 11.04
     (c)(3) ...............................................    N.A.
     (d) ..................................................    N.A.
     (e) ..................................................    11.05
     (f) ..................................................    N.A.
  315(a) ..................................................    7.01(b)
     (b) ..................................................    7.05; 11.02
     (c) ..................................................    7.01(a)
     (d) ..................................................    6.05; 7.01(c)
     (e) ..................................................    6.11
  316(a)(last sentence) ...................................    2.09
     (a)(1)(A) ............................................    6.05
     (a)(1)(B) ............................................    6.04
     (a)(2) ...............................................    N.A.
     (b) ..................................................    6.07
     (c) ..................................................    9.04
  317(a)(1) ...............................................    6.08
     (a)(2) ...............................................    6.09
     (b) ..................................................    2.04
  318(a) ..................................................    11.01
     (c) ..................................................    11.01
----------------------
N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions ............................................     ii
SECTION 1.02.    Incorporation by Reference of TIA ......................     ii
SECTION 1.03.    Rules of Construction ..................................     ii

ARTICLE TWO

                                   THE NOTES

SECTION 2.01.    Form and Dating. .......................................     ii
SECTION 2.02.    Execution and Authentication; Aggregate Principal Amount     ii
SECTION 2.03.    Registrar and Paying Agent .............................     ii
SECTION 2.04.    Paying Agent To Hold Assets in Trust ...................     ii
SECTION 2.05.    Holder Lists ...........................................     ii
SECTION 2.06.    Transfer and Exchange ..................................     ii
SECTION 2.07.    Replacement Notes ......................................     ii
SECTION 2.08.    Outstanding Notes ......................................     ii
SECTION 2.09.    Treasury Notes .........................................     ii
SECTION 2.10.    Temporary Notes ........................................     ii
SECTION 2.11.    Cancellation ...........................................     ii
SECTION 2.12.    Defaulted Interest .....................................     ii
SECTION 2.13.    CUSIP Number ...........................................     ii
SECTION 2.14.    Deposit of Monies ......................................     ii
SECTION 2.15.    Restrictive Legends ....................................     ii
SECTION 2.16.    Book-Entry Provisions for Global Note ..................     ii
SECTION 2.17.    Registration of Transfers and Exchanges ................     ii
SECTION 2.18.    Additional Interest Under Registration Rights Agreement      ii

ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.    Notices to Trustee .....................................     ii
SECTION 3.02.    Selection of Notes To Be Redeemed ......................     ii
SECTION 3.03.    Optional Redemption ....................................     ii
SECTION 3.04.    Notice of Redemption ...................................     ii
SECTION 3.05.    Effect of Notice of Redemption .........................     ii
SECTION 3.06.    Deposit of Redemption Price ............................     ii
SECTION 3.07.    Notes Redeemed in Part .................................     ii


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                                                                            Page
                                                                            ----


ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.    Payment of Notes. ......................................    iii
SECTION 4.02.    Maintenance of Office or Agency ........................    iii
SECTION 4.03.    Corporate Existence ....................................    iii
SECTION 4.04.    Payment of Taxes and Other Claims ......................    iii
SECTION 4.05.    Maintenance of Properties and Insurance ................    iii
SECTION 4.06.    Compliance Certificate; Notice of Default ..............    iii
SECTION 4.07.    Compliance with Laws ...................................    iii
SECTION 4.08.    Provision of Financial Statements and Information ......    iii
SECTION 4.09.    Waiver of Stay, Extension or Usury Laws ................    iii
SECTION 4.10.    Limitation on Restricted Payments ......................    iii
SECTION 4.11.    Limitation on Transactions with Affiliates. ............    iii
SECTION 4.12.    Limitation on Incurrence of Indebtedness. ..............    iii
SECTION 4.13.    Limitation on Dividends and Other Payment Restrictions
                     Affecting Restricted Subsidiaries...................    iii
SECTION 4.14.    Limitation on Designation of Unrestricted Subsidiaries .    iii
SECTION 4.15.    Change of Control ......................................    iii
SECTION 4.16.    Limitation on Asset Sales ..............................    iii
SECTION 4.17.    Reserved ...............................................    iii
SECTION 4.18.    Limitation on Liens ....................................    iii
SECTION 4.19.    Business Activities ....................................    iii
SECTION 4.20.    Limitation on Guarantees of Indebtedness by Subsidiaries    iii
SECTION 4.21.    Limitation on Incurrence of Senior Subordinated
                     Indebtedness........................................    iii
SECTION 4.22.    Future Guarantors ......................................    iii
SECTION 4.23.    Sale and Leaseback Transactions ........................    iii

ARTICLE FIVE

                             SUCCESSOR CORPORATION

SECTION 5.01.    Merger, Consolidation and Sale of Assets ...............    iii
SECTION 5.02.    Successor Corporation Substituted ......................    iii

ARTICLE SIX

                                    REMEDIES

SECTION 6.01.    Events of Default ......................................    iii
SECTION 6.02.    Acceleration. ..........................................    iii
SECTION 6.03.    Other Remedies .........................................    iii
SECTION 6.04.    Waiver of Past Defaults ................................    iii
SECTION 6.05.    Control by Majority. ...................................    iii
SECTION 6.06.    Limitation on Suits. ...................................    iii
SECTION 6.07.    Right of Holders To Receive Payment. ...................     iv

                                                                            Page
                                                                            ----

SECTION 6.08.    Collection Suit by Trustee .............................     iv
SECTION 6.09.    Trustee May File Proofs of Claim .......................     iv
SECTION 6.10.    Priorities. ............................................     iv
SECTION 6.11.    Undertaking for Costs. .................................     iv
SECTION 6.12.    Restoration of Rights and Remedies. ....................     iv

ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.    Duties of Trustee ......................................     iv
SECTION 7.02.    Rights of Trustee ......................................     iv
SECTION 7.03.    Individual Rights of Trustee ...........................     iv
SECTION 7.04.    Trustee's Disclaimer ...................................     iv
SECTION 7.05.    Notice of Default ......................................     iv
SECTION 7.06.    Reports by Trustee to Holders ..........................     iv
SECTION 7.07.    Compensation and Indemnity. ............................     iv
SECTION 7.08.    Replacement of Trustee .................................     iv
SECTION 7.09.    Successor Trustee by Merger, Etc .......................     iv
SECTION 7.10.    Eligibility; Disqualification. .........................     iv
SECTION 7.11.    Preferential Collection of Claims Against the Company ..     iv

ARTICLE EIGHT

                     SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 8.01.    Satisfaction and Discharge of Indenture ................     iv
SECTION 8.02.    Defeasance or Covenant Defeasance ......................     iv
SECTION 8.03.    Application of Trust Money. ............................     iv
SECTION 8.04.    Repayment to the Company. ..............................     iv
SECTION 8.05.    Reinstatement ..........................................     iv
SECTION 8.06.    Acknowledgment of Discharge by Trustee .................     iv

ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.    Without Consent of Holders .............................     iv
SECTION 9.02.    With Consent of Holders ................................     iv
SECTION 9.03.    Compliance with TIA ....................................     iv
SECTION 9.04.    Revocation and Effect of Consents ......................     iv
SECTION 9.05.    Notation on or Exchange of Notes .......................     iv
SECTION 9.06.    Trustee To Sign Amendments, Etc. .......................     iv

ARTICLE TEN

                                 SUBORDINATION

SECTION 10.01.   Notes Subordinated to Senior Debt ......................     iv
SECTION 10.02.   Suspension of Payment When Senior Debt Is in Default ...     iv
SECTION 10.03.   Notes Subordinated to Prior Payment of All Senior Debt
                    on Dissolution, Liquidation or Reorganization of
                    Company .............................................      v

                                                                            Page
                                                                            ----

SECTION 10.04.   Holders To Be Subrogated to Rights of Holders of Senior
                    Debt.................................................      v
SECTION 10.05.   Obligations of the Company Unconditional ...............      v
SECTION 10.06.   Trustee Entitled to Assume Payments Not Prohibited in
                    Absence of Notice....................................      v
SECTION 10.07.   Application by Trustee of Assets Deposited with It .....      v
SECTION 10.08.   No Waiver of Subordination Provisions ..................      v
SECTION 10.09.   Holders Authorize Trustee To Effectuate Subordination of
                    Notes................................................      v
SECTION 10.10.   Right of Trustee to Hold Senior Debt ...................      v
SECTION 10.11.   This Article Ten Not To Prevent Events of Default ......      v
SECTION 10.12.   No Fiduciary Duty of Trustee to Holders of Senior Debt .      v

ARTICLE ELEVEN

                                 MISCELLANEOUS

SECTION 11.01.   TIA Controls ...........................................      v
SECTION 11.02.   Notices ................................................      v
SECTION 11.03.   Communications by Holders with Other Holders ...........      v
SECTION 11.04.   Certificate and Opinion as to Conditions Precedent .....      v
SECTION 11.05.   Statements Required in Certificate or Opinion ..........      v
SECTION 11.06.   Rules by Trustee, Paying Agent, Registrar ..............      v
SECTION 11.07.   Legal Holidays .........................................      v
SECTION 11.08.   Governing Law ..........................................      v
SECTION 11.09.   No Adverse Interpretation of Other Agreements ..........      v
SECTION 11.10.   No Personal Liability ..................................      v
SECTION 11.11.   Successors .............................................      v
SECTION 11.12.   Duplicate Originals ....................................      v
SECTION 11.13.   Severability ...........................................      v

ARTICLE TWELVE

                               GUARANTEE OF NOTES

SECTION 12.01.   Unconditional Guarantee ................................      v
SECTION 12.02.   Limitations on Guarantees ..............................      v
SECTION 12.03.   Execution and Delivery of Guarantee ....................      v
SECTION 12.04.   Release of a Guarantor .................................      v
SECTION 12.05.   Waiver of Subrogation ..................................      v
SECTION 12.06.   No Set-Off .............................................      v
SECTION 12.07.   Obligations Absolute ...................................      v
SECTION 12.08.   Obligations Continuing .................................      v
SECTION 12.09.   Obligations Not Reduced ................................      v
SECTION 12.10.   Obligations Reinstated .................................      v
SECTION 12.11.   Obligations Not Affected ...............................      v
SECTION 12.12.   Waiver .................................................     vi
SECTION 12.13.   No Obligation To Take Action Against the Company .......     vi

                                                                            Page
                                                                            ----

SECTION 12.14.   Dealing with the Company and Others ....................     vi
SECTION 12.15.   Default and Enforcement ................................     vi
SECTION 12.16.   Amendment, Etc .........................................     vi
SECTION 12.17.   Acknowledgment .........................................     vi
SECTION 12.18.   Costs and Expenses .....................................     vi
SECTION 12.19.   No Merger or Waiver; Cumulative Remedies ...............     vi
SECTION 12.20.   Survival of Obligations ................................     vi
SECTION 12.21.   Guarantee in Addition to Other Obligations .............     vi
SECTION 12.22.   Severability ...........................................     vi
SECTION 12.23.   Successors and Assigns                                       vi

ARTICLE THIRTEEN

                           SUBORDINATION OF GUARANTEE

SECTION 13.01.   Obligations of Guarantors Subordinated to Guarantor
                    Senior Debt..........................................     vi
SECTION 13.02.   Suspension of Guarantee Obligations When Guarantor Senior
                    Debt Is in Default...................................     vi
SECTION 13.03.   Guarantee Obligations Subordinated to Prior Payment of
                    All Guarantor Senior Debt on Dissolution, Liquidation
                    or Reorganization of Such Guarantor..................     vi
SECTION 13.04.   Holders of Guarantee Obligations  To Be Subrogated to
                    Rights of Holders of Guarantor Senior Debt ..........     vi
SECTION 13.05.   Obligations of the Guarantors Unconditional ............     vi
SECTION 13.06.   Trustee Entitled To Assume Payments Not Prohibited in
                    Absence of Notice....................................     vi
SECTION 13.07.   Application by Trustee of Assets Deposited with It .....     vi
SECTION 13.08.   No Waiver of Subordination Provisions ..................     vi
SECTION 13.09.   Holders Authorize Trustee To Effectuate Subordination of
                    Guarantee Obligations................................     vi
SECTION 13.10.   Right of Trustee To Hold Guarantor Senior Debt. ........     vi
SECTION 13.11.   No Suspension of Remedies ..............................     vi
SECTION 13.12.   No Fiduciary Duty of Trustee to Holders of Guarantor
                    Senior Debt..........................................     vi

SIGNATURES...............................................................    S-1

Exhibit A - Form of Series A Note .......................................    A-1
Exhibit B - Form of Series B Note .......................................    B-1
Exhibit C - Form of Legend for Global Notes .............................    C-1
Exhibit D - Form of Certificate To Be Delivered in Connection with
              Transfers to Non-QIB Accredited Investors..................    D-1
Exhibit E - Form of Certificate To Be Delivered in Connection with
              Transfers Pursuant to Regulation S.........................    E-1
Exhibit F - Form of Guarantee ...........................................    F-1
Exhibit G - Certificate to be Delivered upon Exchange or
              Registration of Transfer of Security.......................    G-1

     INDENTURE, dated as of June 11, 1998, among Philipp Brothers Chemicals, Inc., a New York corporation (the "Company"), each of the Guarantors named herein, as guarantors, and The Chase Manhattan Bank, as Trustee (the "Trustee").

     The Company has duly authorized the creation of an issue of 9 7/8% Senior Subordinated Notes due 2008, Series A, and 9 7/8% Senior Subordinated Notes due 2008, Series B, to be issued in exchange for the 9 7/8% Senior Subordinated Notes due 2008, Series A, pursuant to the Registration Rights Agreement (as defined herein) and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes (as defined), when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company and each of the Guarantors, have been done.

     Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined) of the Company's 9 7/8% Senior Subordinated Notes due 2008, Series A and Series B.


ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE


     SECTION 1.01. Definitions.

     "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person (the "Acquired Person") existing at the time the Acquired Person merges with or into, or becomes a Restricted Subsidiary of, such specified Person, including Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; provided, however, that Indebtedness of such Acquired Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Acquired Person merges with or into or becomes a Restricted Subsidiary of such specified Person shall not be Acquired Debt.

     "Additional Interest" shall have the meaning set forth in the Registration Rights Agreement.

     "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Agent" means any Registrar, Paying Agent or co-Registrar.

     "Agent Members" has the meaning provided in Section 2.16.

     "Asset Sale" means (i) any sale, lease, conveyance or other disposition by the Company or any Restricted Subsidiary of any assets (including by way of a sale and leaseback) other than in the ordinary course of business or (ii) the issuance or sale of Capital Stock of any Restricted Subsidiary, in the case of each of (i) and (ii), whether in a single transaction or a series of related transactions, to any Person (other than to the Company or a Restricted Subsidiary and other than directors' qualifying shares) for Net Proceeds in excess of $250,000. The (i) disposition of property of the Company or any of its Restricted Subsidiaries that, in the reasonable judgment of the Company, is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries or (ii) a Permitted Investment in a Permitted Joint Venture of the Company shall not constitute an Asset Sale.

     "Asset Sale Offer" has the meaning provided in Section 4.16.

     "Asset Sale Offer Purchase Date" has the meaning provided in Section 4.16.

     "Asset Sale Offer Trigger Date" has the meaning provided in Section 4.16.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Authenticating Agent" has the meaning provided in Section 2.02.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the city of New York are required or authorized by law or other governmental action to be closed.

     "Capital Lease Obligation" of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease for property leased by such Person that would at such time be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Stock.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Services or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Rating Services or at least P-1 from Moody's Investors Service, Inc.; (iv) certificates of deposit, time deposits or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any member of the European Union or any U.S. branch of a foreign bank or (with respect to any Restricted Subsidiary) any foreign country in which such Restricted Subsidiary is located and having at the date of acquisition thereof combined capital and surplus of not less than $250 million and a Thompson or Keefe Bank Watch Rating of "B" or better (including bank accounts in such banks); (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; (vi) in the case of any Foreign Subsidiary, Investments: (a) in direct obligations of the sovereign nation (or any agency or instrumentality thereof) in which such Foreign Subsidiary is organized or is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency or instrumentality thereof),
(b) of the type and maturity described in clauses (i) through (v) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (c) of the type and maturity described in clauses (i) through (v) above of foreign obligors, (or the parents of such obligors), which Investments or obligors (or the parents of such obligors) are not rated as provided in such clauses or in clause (vi)(b) but which are, in the reasonable judgment of the Company, comparable in investment quality to such Investments and obligors (or the parents of such obligors); and (vii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (vi) above.

     "Cash Flow" means, with respect to any period, Consolidated Net Income for such period, plus, to the extent deducted in computing such Consolidated Net
Income: (i) extraordinary net losses, plus (ii) provision for taxes based on income or profits and any provision for taxes utilized in computing the extraordinary net losses under clause (i) hereof, plus (iii) Consolidated Interest Expense, plus (iv) depreciation, amortization and all other non-cash charges (including amortization of goodwill and other intangibles but excluding any items that will require cash payments in the future for which an accrual or reserve is made).

     "Change of Control" means the occurrence of any of the following events after the Issue Date: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than one or more Permitted Holders) is or becomes (including by merger, consolidation or otherwise) the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the voting power of the total outstanding Voting Stock of the Company;
(ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors of the Company then in office; (iii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company as a whole and not any Restricted Subsidiary or Guarantor (whether or not otherwise in compliance with the terms of this Indenture); or (iv) the sale or other disposition (other than by way of merger or consolidation) of all or substantially all of the Capital Stock or assets of the Company and its Restricted Subsidiaries taken as a whole to any person or group (as defined in Rule 13d-5 of the Exchange Act) (other than to one or more of the Permitted Holders) as an entirety or substantially as an entirety in one transaction or a series of related transactions, unless the "beneficial owners" of the Voting Stock of such Person immediately prior to such transaction own, directly or indirectly, more than 50% of the total voting power of such Person immediately after such transaction.

     "Change of Control Offer" has the meaning provided in Section 4.15.

     "Change of Control Purchase Date" has the meaning provided in Section 4.15.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor and also includes for the purposes of any provision contained herein and required by the TIA any other obligor on the Notes.

     "Consolidated Cash Flow Coverage Ratio" means, for any period, the ratio of
(i) the aggregate amount of Cash Flow for such period to (ii) Consolidated Interest Expense for such period, determined on a pro forma basis after giving pro forma effect to (a) the incurrence of the Indebtedness giving rise to the calculation of the Consolidated Cash Flow Coverage Ratio and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such period; (b) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such period); (c) in the case of Acquired Debt, the related acquisition as if such acquisition had occurred at the beginning of such period; and (d) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period.

     "Consolidated Interest Expense" means, with respect to any period, the sum of (i) the interest expense of the Company and its Restricted Subsidiaries for such period, including, without limitation, (a) amortization of debt discount,
(b) the net payments, if any, under interest rate contracts (including amortization of discounts), (c) the interest portion of any deferred payment obligation and (d) accrued interest, plus (ii) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period, and all capitalized interest of the Company and its Restricted Subsidiaries, plus (iii) all dividends paid during such period by the Company and its Restricted Subsidiaries with respect to any Disqualified Stock (other than by any Restricted Subsidiary to the Company or any other Restricted Subsidiary and other than any dividend paid in Capital Stock (other than Disqualified Stock)), in each case, as determined on a consolidated basis in accordance with GAAP consistently applied.

     "Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, adjusted to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of the Company and its Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends or distributions actually paid to the Company or its Restricted Subsidiaries by such other Person during such period, (iii) for purposes of
Section 4.10, net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling-of-interests" basis attributable to any period prior to the date of combination, (iv) net gains and losses (less all fees and expenses relating thereto) in respect of disposition of assets (including, without limitation, pursuant to sale and leaseback transactions) other than in the ordinary course of business, (v) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income to the Company is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, or (vi) the cumulative non-cash effect of any change in accounting principles; provided that any net gain referred to in clause (iv) above that relates to a Restricted Investment and which is received in or converted into cash by the Company or a Restricted Subsidiary during such period shall be included in the consolidated net income of the Company.

     "Consolidated Net Worth" means, with respect to any Person at any date, the sum of (i) the consolidated stockholders' equity of such Person less the amount of such stockholders' equity attributable to Disqualified Stock of such Person and its Subsidiaries (Restricted Subsidiaries, in the case of the Company), as determined on a consolidated basis in accordance with GAAP consistently applied, and (ii) the amount of any Preferred Stock of such Person not included in the stockholders' equity of such Person in accordance with GAAP, which Preferred Stock does not constitute Disqualified Stock.

     "Consolidated Tangible Assets" means, with respect to any Person, as of any date of determination, the total assets, less goodwill, deferred financing costs and other intangibles and less accumulated amortization, shown on the most recent balance sheet of such Person, determined on a consolidated basis in accordance with GAAP.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 450 West 33rd Street, New York, New York 10001.

     "covenant defeasance" has the meaning set forth in Section 8.02.

     "Credit Facility" means the Loan and Security Agreement dated as of August 31, 1994 and as amended between the Company, certain of its Subsidiaries and the lenders named therein as the same may be further amended, modified, renewed, refunded, replaced or refinanced from time to time (including extending the maturity of, increasing the amount of available borrowings under, extending the purpose to include acquisition, working capital and other facilities of, changing the conditions and basis of borrowing of, combining the seniority of, changing the covenants and other provisions of, and adding Subsidiaries of the Company as additional borrowers or guarantors under, or otherwise restructuring, all or any portion of the Indebtedness under such agreement or any successor or replacement and whether with the same or any other agent, lender or group of lenders), including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification, renewal, refunding, replacement or refinancing.

     "Currency Agreement Obligations" means the obligations of any Person under a foreign exchange contract, currency swap agreement or other similar agreement or arrangement to protect such Person against fluctuations in currency values.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Default" means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

     "defeasance" has the meaning set forth in Section 8.02.

     "Depository" means The Depository Trust Company, its nominees and successors.

     "Designated Senior Debt" means (i) the Indebtedness under the Credit Facility, and (ii) any other Senior Debt permitted to be incurred under this Indenture the principal amount of which is $15.0 million or more (including to a syndicate of lenders or an agent thereof) at the time of the designation of such Senior Debt as "Designated Senior Debt" by the Company in a written instrument delivered to the Trustee.

     "Designation" has the meaning set forth in Section 4.14.

     "Designation Amount" has the meaning provided in Section 4.14.

     "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

     "Disqualified Stock" means (i) any Preferred Stock of any Restricted Subsidiary (other than Preferred Stock owned by the Company or any Wholly Owned Restricted Subsidiary) and (ii) that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than upon a Change of Control of the Company in circumstances where the holders of the Notes would have similar rights), in whole or in part on or prior to the stated maturity of the Notes.

     "Dollars" or "$" means lawful money of the United States of America.

     "Event of Default" has the meaning provided in Section 6.01.

     "Excess Proceeds" has the meaning provided in Section 4.16.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Exchange Notes" means the 9 7/8% Senior Subordinated Notes due 2008, Series B to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement or, with respect to Initial Notes issued under this Indenture subsequent to the Issue Date pursuant to Section 2.02, a registration rights agreement substantially identical to the Registration Rights Agreement.

     "Exchange Offer" has the meaning provided in the Registration Rights Agreement.

     "Existing Indebtedness" has the meaning provided in Section 4.12.

     "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

     "Foreign Subsidiary" means a Restricted Subsidiary not organized under the laws of the United States or any political subdivision thereof and the operations of which are located entirely outside the United States.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable as of the Issue Date and consistently applied.

     "Global Note" has the meaning provided in Section 2.01.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantor" means (i) the domestic Subsidiaries of the Company on the Issue Date, (ii) each of the Company's Restricted Subsidiaries which become Restricted Subsidiaries after the Issue Date and which are organized in the United States, and (iii) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor.

     "Holder" means any holder of Notes.

     "IAI Global Note" has the meaning provided in Section 2.01.

     "incur" has the meaning set forth in Section 4.12.

     "Indebtedness" means, with respect to any Person, without duplication, and whether or not contingent, (i) all indebtedness of such Person for borrowed money or which is evidenced by a note, bond, debenture or similar instrument,
(ii) all obligations of such Person to pay the deferred or unpaid purchase price of property, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, (iii) all Capital Lease Obligations of such Person, (iv) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person, (v) to the extent not otherwise included in this definition, all net obligations of such Person under Interest Rate Agreement Obligations or Currency Agreement Obligations of such Person, (vi) all liabilities of others of the kind described in the preceding clause (i), (ii) or
(iii) secured by any Lien on any property owned by such Person; provided, however, if the obligations secured by a Lien (other than a Permitted Lien not securing any liability that would itself constitute Indebtedness) on any assets or property have not been assumed by such Person in full or are not such Person's legal liability in full, the amount of such Indebtedness for purposes of this definition shall be limited to the lesser of the amount of Indebtedness secured by such Lien and the Fair Market Value of the property subject to such Lien, (vii) all Disqualified Stock issued by such Person and all Preferred Stock issued by a Subsidiary of such Person (other than Preferred Stock of a Restricted Subsidiary owned by the Company or a Wholly Owned Restricted Subsidiary), and (viii) to the extent not otherwise included, any Guarantee by such Person of any other Person's indebtedness or other obligations described in clauses (i) through (vii) above. "Indebtedness" of the Company and the Restricted Subsidiaries shall not include current trade payables incurred in the ordinary course of business, and non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business. The principal amount outstanding of any Indebtedness issued with original issue discount is the accreted value of such Indebtedness. Notwithstanding the foregoing, "Indebtedness" shall not include Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such "Indebtedness" is extinguished within 3 Business Days of the incurrence thereof. In addition, Indebtedness shall not include a government grant and any Guarantee of the Company or a Restricted Subsidiary required by such grant which obligates the Company or a Restricted Subsidiary to repay such grant at the discretion of such government or upon the failure of the conditions of such grant specified therein to be fulfilled, but which is forgiven solely by reason of the passage of time or the fulfillment of such grant conditions (other than repayment); provided that if the conditions for forgiveness of such government grant lapse for whatever reason and the Company or a Restricted Subsidiary becomes obligated to repay such grant, the grant shall be deemed Indebtedness which is incurred at the time such obligation to repay is triggered.

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

     "Initial Notes" means, collectively, (i) the 9 7/8% Senior Subordinated Notes due 2008, Series A, of the Company issued on the Issue Date and (ii) one or more series of 9 7/8% Senior Subordinated Notes due 2008 that are issued under this Indenture subsequent to the Issue Date pursuant to Section 2.02, in each case for so long as such securities constitute Restricted Securities.

     "Initial Purchaser" means Schroder & Co. Inc.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "interest" means, when used with respect to any Note, the amount of all interest accruing on such Note, including any applicable defaulted interest pursuant to Section 2.12 and any Additional Interest pursuant to the Registration Rights Agreement.

     "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

     "Interest Rate Agreement Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a Guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of Section 4.10, (i) "Investment" shall include and be valued at the Fair Market Value of the net assets of any Restricted Subsidiary (to the extent of the Company's equity interest in such Restricted Subsidiary) at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided, however, that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company and/or such Restricted Subsidiary shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

     "Issue Date" means the date on which the Notes are first issued under this Indenture.

     "Koffolk" means Koffolk (1949) Ltd., an Israeli corporation and wholly owned Subsidiary of the Company.

     "Koffolk Credit Facility" means such credit agreement as may be entered into, from time to time, by Koffolk and one or more lenders as the same may be amended, modified, renewed, refunded, replaced or refinanced from time to time, including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification, renewal, refunding, replacement or refinancing.

     "Legal Holiday" has the meaning provided in Section 11.07.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to give a security interest in any asset).

     "Maturity Date" means June 1, 2008.

     "MRT" means Mineral Resource Technologies, L.L.C., a Delaware limited liability company, and any corporation into which such limited liability company may be converted.

     "Net Proceeds" means, with respect to any Asset Sale by any Person, the aggregate cash or Cash Equivalent proceeds received by such Person and/or its Affiliates in respect of such Asset Sale, which amount is equal to the excess, if any, of (i) the cash or Cash Equivalents received by such Person and/or its Affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such Asset Sale, over (ii) the sum of (a) the amount of any Indebtedness that is secured by such asset and which is repaid by such Person in connection with such Asset Sale, plus (b) all fees, commissions and other expenses incurred by such Person in connection with such Asset Sale, plus (c) provision for taxes, including income taxes, directly attributable to the Asset Sale or to prepayments or repayments of Indebtedness with the proceeds of such Asset Sale, plus (d) if such Person is a Restricted Subsidiary, any dividends or distributions payable to holders of minority interests in such Restricted Subsidiary from the proceeds of such Asset Sale, plus (e) appropriate amounts to be provided or established by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided that upon the release of any such reserves, such amounts shall constitute "Net Proceeds" hereunder.

     "Notes" means, collectively, the Initial Notes, the Private Exchange Notes, if any, and the Unrestricted Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture, that are issued pursuant to this Indenture.

     "obligations" means any principal, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offering Memorandum" means the Final Offering Memorandum dated June 5, 1998 relating to the issuance of the Notes.

     "Officer" means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity and, with respect to the Trustee or any agent of the Trustee, a Trust Officer.

     "Officers' Certificate" means a certificate signed on behalf of a Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of such Person, that meets the requirements set forth in this Indenture.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections
11.04 and 11.05, as they relate to the giving of an Opinion of Counsel.

     "Other Debt" has the meaning provided in Section 4.20.

     "Paying Agent" has the meaning provided in Section 2.03.

     "Payment Blockage Notice" has the meaning provided in Section 10.02.

     "Payment Blockage Period" has the meaning provided in Section 10.02.

     "Permitted Holders" means (i) Jack Bendheim; (ii) each of his spouse, siblings, ancestors, descendants (whether by blood, marriage or adoption, and including stepchildren) and the spouses, siblings, ancestors and descendants (whether by blood, marriage or adoption, and including stepchildren) of such natural persons, the beneficiaries, estates and legal representatives of any of the foregoing, the trustee of any bona fide trust of which any of the foregoing, individually or in the aggregate, are the majority in interest beneficiaries or grantors, and any corporation, partnership, limited liability company or other Person in which any of the foregoing, individually or in the aggregate, own or control a majority in interest; and (iii) all Affiliates controlled by the individual named in clause (i) above.

     "Permitted Indebtedness" has the meaning provided in Section 4.12.

     "Permitted Investments" means (i) any Investment in or in securities of the Company or any Wholly Owned Restricted Subsidiary; (ii) any investment in cash or Cash Equivalents; (iii) any Investment in or in securities of a Person engaged in a Related Business (an "Acquired Person") if, as a result of such Investment, (a) the Acquired Person becomes a Wholly Owned Restricted Subsidiary, or (b) the Acquired Person either (1) is merged, consolidated or amalgamated with or into the Company or one of its Wholly Owned Restricted Subsidiaries and the Company or such Wholly Owned Restricted Subsidiary is the Surviving Person, or (2) transfers or conveys substantially all of its assets to, or is liquidated into, the Company or one of its Wholly Owned Restricted Subsidiaries; (iv) Investments in accounts and notes receivable acquired in the ordinary course of business; (v) any notes, obligations or other securities received in connection with an Asset Sale that complies with Section 4.16 or any other disposition not constituting an Asset Sale; (vi) Interest Rate Agreement Obligations and Currency Agreement Obligations permitted pursuant to Section 4.12(b); (vii) investments in or acquisitions of Capital Stock or similar interests in Persons (other than Affiliates of the Company) received in the bankruptcy or reorganization of or by such Person or any exchange of such investment with the issuer thereof or taken in settlement of or other resolution of claims or disputes; (viii) any Investment in or in securities of a Restricted Subsidiary of the Company in which at least 80% of the outstanding voting securities (other than directors' qualifying shares) are owned, directly or indirectly, by the Company or one or more Restricted Subsidiaries or a Surviving Person of any Disposition involving the Company, as the case may be; provided that for the purposes of the term "Permitted Investments" an Investment in a Foreign Subsidiary of the Company pursuant to clauses (i) and (viii) above shall mean only any direct or indirect loan or other extension of credit at then prevailing market rates payable in cash (including, without limitation, a Guarantee) or any purchase or acquisition of any bonds, notes, debentures or other securities or evidences of Indebtedness issued by such Foreign Subsidiary at commercially reasonable rates payable in cash; provided, further, however, that the previous proviso does not apply in the case of clause (iii) above or to any Investment in a Foreign Subsidiary existing on the Issue Date; and (ix) any Investment comprised of property (which shall not include Capital Stock, cash or Cash Equivalents or Indebtedness) contributed to or in a Permitted Joint Venture of the Company or a Restricted Subsidiary in the aggregate amount not to exceed 5% of Consolidated Tangible Assets of the Company for which the Person making such Investment receives equity interests in such Permitted Joint Venture.

     "Permitted Joint Venture" means, with respect to any Person, any corporation, association, partnership, joint venture, limited liability partnership, limited liability company or other business entity in which the Company or any of its Restricted Subsidiaries shall contribute capital in the form of cash or Cash Equivalents or intangible assets, including without limitation technology and contracts related thereto; provided, however, that (i) such Person or any Subsidiary of such Person is engaged in a Related Business,
(ii) any cash, Cash Equivalents or assets contributed by such Person to the capital of such entity shall be treated no less favorably to the Company or the Restricted Subsidiary than like amounts or values of cash, Cash Equivalents or assets contributed by other shareholders, partners, members or other investors, and (iii) if, in the case of a corporation, association or other business entity, the Company and its Restricted Subsidiary shall own or control, directly or indirectly, less than

50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof or, in the case of a partnership, joint venture, limited liability partnership, limited liability company or similar entity, the Company and its Restricted Subsidiaries shall own or control, directly or indirectly, less than 50% of the total equity and voting interests, then in each such case the Company or its Restricted Subsidiary shall obtain the agreement of the other shareholders, partners or members of such entity that no technology or other non-cash assets contributed to the capital of such entity by the Company or a Restricted Subsidiary may be voluntarily disposed of or distributed to any Person other than the Company or a Restricted Subsidiary without the prior written consent of the Company or a Restricted Subsidiary.

     "Permitted Liens" means (i) Liens on assets or property of the Company that secure Senior Debt and Liens on assets or property of a Guarantor that secure Senior Debt; (ii) Liens securing Indebtedness of a Person existing at the time that such Person is merged into or consolidated with the Company or a Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of such Person; (iii) Liens on property acquired by the Company or a Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than that of the Person merged into or consolidated with the Company or such Restricted Subsidiary; (iv) Liens in respect of Interest Rate Agreement Obligations and Currency Agreement Obligations permitted under this Indenture;
(v) Liens in favor of the Company or any Restricted Subsidiary; (vi) Liens existing or created on the Issue Date; (vii) Liens securing the Notes or the Guarantees; (viii) Liens to secure Attributable Debt that is permitted to be incurred pursuant to Section 4.23; (ix) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xii) Liens to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business and rights to offset and set off; (xiii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (xiv) Liens securing Indebtedness incurred to amend, modify, renew, refund, replace or refinance Indebtedness that has been secured by a Lien permitted under this Indenture, provided that (a) any such Lien not extend to or cover any assets or property not securing the Indebtedness so refinanced and (b) the Refinancing Indebtedness secured by such Lien shall have been permitted to be incurred under this Indenture; and (xv) Liens on assets of Foreign Subsidiaries securing Indebtedness permitted by this Indenture.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Physical Notes" has the meaning provided in Section 2.01.

     "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

     "Private Exchange Notes" shall have the meaning provided in the Registration Rights Agreement.

     "Private Placement Legend" means the legend initially set forth on the Initial Notes in the form set forth in Exhibit A as the same may be revised from time to time to comply with applicable laws and regulations.

     "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with
Article 11 of Regulation S-X under the Securities Act.

     "Public Equity Offering" has the meaning provided in Section 3.03.

     "Purchase Money Obligation" means any Indebtedness (as amended, modified, renewed, refunded, replaced or refinanced) secured by a Lien on assets related to the business of the Company or the Restricted Subsidiaries, and any additions and accessions thereto, which are purchased, constructed or improved by the Company or any Restricted Subsidiary at any time after the Issue Date; provided, however, that (i) any security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively, a "Security Agreement") shall be entered into within 90 days after the purchase or substantial completion of the construction or improvement of such assets and shall at all times be confined solely to the assets so purchased, constructed or improved, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness, and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Security Agreement is entered into exceed 100% of the purchase price or cost of construction or improvement to the Company or any Restricted Subsidiary of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased, constructed or improved, any additions and accessions thereto and any proceeds therefrom.

     "QIB Global Note" has the meaning provided in Section 2.01.

     "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A.

     "Record Date" means the Record Dates specified in the Notes.

     "Redemption Date" means, when used with respect to any Note to be redeemed, the date fixed for such redemption pursuant to this Indenture and the Notes.

     "Redemption Price" means, when used with respect to any Note to be redeemed, the price fixed for such redemption, including principal and premium, if any, pursuant to this Indenture and the Notes.

     "Redesignation" has the meaning provided in Section 4.14.

     "refinancing" has the meaning provided in Section 4.12.

     "Refinancing Indebtedness" has the meaning provided in Section 4.12.

     "Registrar" has the meaning provided in Section 2.03.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date among the Company, the Guarantors and the Initial Purchaser.

     "Regulation S Global Note" has the meaning provided in Section 2.01.

     "Regulation S" means Regulation S under the Securities Act.

     "Related Business" means any business that is reasonably related to or complementary to the businesses conducted by the Company or the Restricted Subsidiaries on the Issue Date.

     "Representative" means this Indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that (a) if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority of such Designated Senior Debt and (b) the administrative agent (or any successor thereto) shall be a Representative of the lenders under the Credit Facility.

     "Required Filing Dates" has the meaning provided in Section 4.08.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Payment" means (i) any dividend or other distribution declared or paid on any Capital Stock of the Company (other than (A) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or (B) dividends or distributions payable to the Company or any Restricted Subsidiary or (C) dividends or distributions by MRT to its members to permit such members to make payments upon tax obligations); (ii) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company; (iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, any Subordinated Indebtedness other than a purchase, redemption, defeasance or other acquisition or retirement for value that is paid for with the proceeds of Refinancing Indebtedness that is permitted under Section 4.12; or (iv) any Restricted Investment. A Permitted Investment is not a Restricted Payment.

     "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

     "Restricted Subsidiary" means each direct or indirect Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Rule 144A" means Rule 144A under the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Senior Debt" means (A) with respect to the Company, the principal of and interest (including post-petition interest) on, and all other amounts owing in respect of, (x) the Credit Facility and (y) any other Indebtedness incurred by the Company (including, but not limited to, reasonable fees and expenses of counsel and all other charges, fees and expenses incurred in connection with such Indebtedness), unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is on a parity with or subordinated in right of payment to the Notes, and (B) with respect to any Guarantor, the principal of and interest (including post-petition interest) on, and all other amounts owing in respect of, (i) such Guarantor's obligations in respect of the Credit Facility, including its obligations as a guarantor thereof, and (ii) any other Indebtedness incurred by such Guarantor (including, but not limited to, reasonable fees and expenses of counsel and all other charges, fees and expenses incurred in connection with such Indebtedness), unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is on a parity with or subordinated in right of payment to the Guarantee of such Guarantor. Notwithstanding the foregoing, "Senior Debt" shall not include (i) any Indebtedness for federal, state, local or other taxes, (ii) any Indebtedness among or between the Company, any Restricted Subsidiary and/or any of their Affiliates, (iii) any Indebtedness that is incurred in violation of this Indenture, (iv) Indebtedness evidenced by the Notes or the Guarantees, or (v) Indebtedness of a Person that is expressly subordinate or junior in right of payment (other than as a result of the Indebtedness being unsecured) to any other Indebtedness of such Person.

     "Shareholders Agreements" means (i) the Shareholders Agreement dated December 29, 1987 by and between Marvin S. Sussman and the Company; (ii) the Shareholders Agreement dated February 21, 1995 among Phibro-Tech, Inc., I. David Paley, Nathan Z. Bistricer and James O. Herlands; (iii) the Limited Liability Company Agreement of MRT dated as of November 21, 1995; and (iv) each of the Severance Agreements between Phibro-Tech, Inc. and I. David Paley, Nathan Z. Bistricer and James O. Herlands, respectively, each dated February 21, 1995; each as amended and in effect on the Issue Date, and as thereafter amended, except for any amendment subsequent to the Issue Date which causes the terms of such agreement to be less favorable to the Company, Phibro-Tech or MRT, as the case may be.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such Regulation S-X is in effect on the Issue Date.

     "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor which (A) if incurred by the Company, is subordinated in right of payment to the Notes, or (B) if incurred by a Guarantor, is subordinated in right of payment to the Guarantee of such Guarantor.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such

Person and one or more other Subsidiaries thereof, or (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person (other than a corporation or limited partnership) in which such Person or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, have more than 50% of the outstanding partnership or similar interests or have the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

     "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.03.

     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

     "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

     "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     "Unrestricted Notes" means one or more Notes (other than Private Exchange Notes) that do not and are not required to bear the Private Placement Legend, including, without limitation, the Exchange Notes.

     "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with Section 4.14 and not redesignated a Restricted Subsidiary in compliance with such Section.

     "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, with (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary with respect to which all of the outstanding voting securities (other than directors' qualifying shares or nominal shares held by a third party to comply with local law) thereof are owned, directly or indirectly, by the Company or a Surviving Person of any Disposition involving the Company, as the case may be.

     SECTION 1.02. Incorporation by Reference of TIA.

     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes.

          "indenture security holder" means a Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on this Indenture securities means the Company or any other obligor on the Notes.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

     SECTION 1.03. Rules of Construction.

     Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP of any date of determination;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (6) any reference to a statute, law or regulation means that statute, law or regulation as amended and in effect from time to time and includes any successor statute, law or regulation; provided, however, that any reference to the Bankruptcy Law shall mean the Bankruptcy Law as applicable to the relevant case.


ARTICLE TWO

                                    THE NOTES


     SECTION 2.01. Form and Dating.

     The Initial Notes, the notation thereon relating to the Guarantees, if any, and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto, provided, that any Initial Notes issued in a public offering shall be substantially in the form of Exhibit B hereto. The Exchange Notes, the notation thereon relating to the Guarantees, if any, and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication. Each Note shall have an executed Guarantee endorsed thereon substantially in the form of Exhibit F hereto.

     The terms and provisions contained in the Notes and the Guarantees, if any, annexed hereto as Exhibits A, B and F, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors, if any, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Notes offered and sold (i) in reliance on Rule 144A, (ii) to Institutional Accredited Investors or (iii) in reliance on Regulation S, unless the applicable Holder requests Notes in the form of Certificated Notes in registered form ("Physical Notes"), which shall be in substantially the form set forth in Exhibit A, shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "Global Note"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and having an executed Guarantee endorsed thereon) and authenticated by the Trustee as hereinafter provided, and shall bear the legend set forth in Exhibit C. One or more separate Global Notes shall be issued to represent Notes held by (i) Qualified Institutional Buyers (a "QIB Global Note"), (ii) Institutional Accredited Investors (an "IAI Global Note") and (iii) Persons acquiring Notes in reliance on Regulation S (a "Regulation S Global Note"). The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

     All Notes offered and sold in reliance on Regulation S shall remain in the form of a Global Note until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement; provided, however, that all of the time periods specified in the Registration Rights Agreement to be complied with by the Company and the Guarantors have been so complied with.

     SECTION 2.02. Execution and Authentication; Aggregate Principal Amount.

     Two Officers, or an Officer and an Assistant Secretary of the Company and each Guarantor, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company and the Guarantees for the Guarantors by manual or facsimile signature.

     If an Officer or Assistant Secretary whose signature is on a Note or a Guarantee was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $140,000,000 in one or more series (of which no more than $40,000,000 may be issued after the Issue Date, provided that such subsequent issuance complies with Section 4.12(a) and no Default or Event of Default exists under this Indenture at the time of such subsequent issuance or will result therefrom), (ii) Private Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, and (iii) Unrestricted Notes from time to time only (A) in exchange for a like principal amount of Initial Notes or (B) in an aggregate principal amount of not more than the excess of $140,000,000 over the sum of the aggregate principal amount of (x) Initial Notes then outstanding, (y) Private Exchange Notes then outstanding and
(z) Unrestricted Notes issued in accordance with (iii)(A) above, in each case upon a written order of the Company in the form of an Officers' Certificate of the Company. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Unrestricted Notes and whether the Notes are to be issued as Physical Notes or Global Notes or such other information as the Trustee may reasonably request. The aggregate principal amount of Notes outstanding at any time may not exceed $140,000,000, except as provided in Section 2.07.

     In the event that the Company shall issue and the Trustee shall authenticate any Notes issued under this Indenture subsequent to the Issue Date pursuant to clauses (i) and (iii) of the first sentence of the immediately preceding paragraph, the Company shall use its reasonable efforts to obtain the same "CUSIP" number for such Notes as is printed on the Notes outstanding at such time; provided, however, that if any series of Notes issued under this Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Company may obtain a "CUSIP" number for such Notes that is different than the "CUSIP" number printed on the Notes then outstanding. Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

     The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such

Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company or with any Affiliate of the Company.

     The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

     The Trustee is authorized to enter into a letter of representation with the Depository in the form provided to the Trustee by the Company and to act in accordance with such letter.

     SECTION 2.03. Registrar and Paying Agent.

     The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more Co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term "Paying Agent" or "Registrar" includes any additional Paying Agent or Registrar, as the case may be. The Company may act as its own Paying Agent, except that for the purposes of payments on the Notes pursuant to Sections 4.15 and 4.16, neither the Company nor any Affiliate of the Company may act as Paying Agent.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company shall fail to maintain a Registrar or Paying Agent the Trustee shall act as such.

     The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days' notice to the Company. The Company may change any Paying Agent and Registrar without notice to the Holders.

     SECTION 2.04. Paying Agent To Hold Assets in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

     SECTION 2.05. Holder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee three (3) Business Days (or such shorter period as the Trustee may expressly agree to) before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee, and the Company shall otherwise comply with TIA ss. 312(a).

     SECTION 2.06. Transfer and Exchange.

     Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar or a Co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes or other authorized denominations, the Registrar or Co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar or Co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes and the Guarantors shall execute Guarantees thereon at the Registrar's or Co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, fee or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.07, 4.15, 4.16 or 9.05, in which event the Company shall be responsible for the payment of such taxes).

     The Registrar or Co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business on the day which is 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

     Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

     SECTION 2.07. Replacement Notes.

     If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note and the Guarantors shall execute a Guarantee thereon if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity of reasonable tenor, sufficient in the reasonable judgment of the Company, the Guarantors and the Trustee, to protect the Company, the Guarantors, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. Every replacement Note shall constitute an obligation of the Company and the Guarantors.

     SECTION 2.08. Outstanding Notes.

     Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

     If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

     If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall be deemed not to be outstanding and interest on them shall cease to accrue.

     SECTION 2.09. Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when either it or, to its knowledge, any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.

     SECTION 2.10. Temporary Notes.

     Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and so indicate in the Officers' Certificate. Without unreasonable delay, the Company shall prepare, the Trustee shall authenticate and the Guarantors shall execute Guarantees on, upon receipt of a written order of the Company pursuant to
Section 2.02, definitive Notes in exchange for temporary Notes.

     SECTION 2.11. Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose, in its customary manner, of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid for or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

     SECTION 2.12. Defaulted Interest.

     The Company will pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Notes. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are (i) Holders on a subsequent special record date, if it so elects, which special record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day, or (ii) if the Company does not elect a special record date, Holders on the next Record Date, which payment shall be made on the next regular Interest Payment Date. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a "Default Interest Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section; provided, however, that in no event shall the Company deposit monies proposed to be paid in respect of defaulted interest later than 10:30 a.m. New York City time on the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, the Company shall mail (or cause to be mailed) to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(i) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

     SECTION 2.13. CUSIP Number.

     The Company in issuing the Notes may use a "CUSIP" number, and, if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

     SECTION 2.14. Deposit of Monies.

     Prior to 10:30 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Purchase Date and Asset Sale Purchase Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Purchase Date and Asset Sale Purchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Purchase Date and Asset Sale Purchase Date, as the case may be.

     SECTION 2.15. Restrictive Legends.

     Each Global Note and Physical Note that constitutes a Restricted Security shall bear the legend (the "Private Placement Legend") as set forth in Exhibit A (as the same may be revised from time to time to comply with applicable laws and regulations) on the face thereof until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any predecessor security) (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder, unless otherwise agreed by the Company and the Holder thereof) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company).

     Each Global Note shall also bear the legend as set forth in Exhibit C.

     SECTION 2.16. Book-Entry Provisions for Global Note.

     (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository, and (iii) bear the legend as set forth in Exhibit C.

     Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

     (b) Transfers of a Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Notes and a successor depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

     (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph
(b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, the Guarantors shall execute Guarantees on, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

     (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.16, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, the Guarantors shall execute Guarantees on and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

     (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) of this Section 2.16 shall, except as otherwise provided by paragraphs (d) and (f) of Section 2.17, bear the Private Placement Legend.

     (f) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     SECTION 2.17. Registration of Transfers and Exchanges.

     (a) Transfer and Exchange of Physical Notes. When Physical Notes are presented to the Registrar or Co-Registrar with a request:

          (i) to register the transfer of the Physical Notes; or

          (ii) to exchange such Physical Notes for an equal number of Physical Notes of other authorized denominations,

the Registrar or Co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.17 for such transactions are met; provided, however, that the Physical Notes presented or surrendered for registration of transfer or exchange:

          (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or Co-Registrar, duly executed by the Holder thereof or his attorney-in-fact duly authorized in writing; and

          (II) in the case of Physical Notes the offer and sale of which have not been registered under the Securities Act, such Physical Notes shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

     a. if such Physical Note is being delivered to the Registrar or Co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit G hereto); or

     b. if such Physical Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit G hereto); or

     c. if such Physical Note is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit G hereto) and a Transferee Certificate for Institutional Accredited Investors substantially in the form of Exhibit D hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

     d. if such Physical Note is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit G hereto) and a Transferee Certificate for Regulation S Transfers substantially in the form of Exhibit E hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

     e. if such Physical Note is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit G hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

     f. if such Physical Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit G hereto) and an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

     (b) Restrictions on Transfer of a Physical Note for a Beneficial Interest in a Global Note. Unless otherwise agreed to by the Company, a Physical Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or Co-Registrar of a Physical Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or Co-Registrar, together with:

     a. certification, substantially in the form of Exhibit G hereto, that such Physical Note is being transferred (I) to a Qualified Institutional Buyer, (II) to an Institutional Accredited Investor or
          (III) in reliance on Regulation S and, in the case of (II), a Transferee Certificate for Institutional Accredited Investors substantially in the form of Exhibit D hereto and, in the case of
          (III), a Transferee Certificate for Regulation S Transfers substantially in the form of Exhibit E hereto and in each case an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; and

     b. written instructions from the Company directing the Registrar or Co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Note to reflect an increase in the aggregate amount of the Notes represented by the Global Note, then the Registrar or Co-Registrar shall cancel such Physical Note and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or Co-Registrar, the principal amount of Notes represented by the applicable Global Note to be increased accordingly. If no Global Note representing Notes held by Qualified Institutional Buyers, Institutional Accredited Investors or Persons acquiring Notes in reliance on Regulation S, as the case may be, is then outstanding, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate such a Global Note in the appropriate principal amount.

     (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar or Co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the registration of transfer of an interest in a QIB Global Note, an IAI Global Note or a Regulation S Global Note, as the case may be, to another type of Global Note, together with the applicable Global Notes (or, if the applicable type of Global Note required to represent the interest as requested to be transferred is not then outstanding, only the Global Note representing the interest being transferred), the Registrar or Co-Registrar shall cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or Co-Registrar, the principal amount of Notes represented by the applicable Global Notes involved in such transfer or exchange to be adjusted accordingly to reflect the applicable increase and decrease of the principal amount of Notes represented by such types of Global Notes, giving effect to such transfer. If the applicable type of Global Note required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate a new Global Note of such type in principal amount equal to the principal amount of the interest requested to be transferred. Any such transfer or exchange of Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer as contemplated herein) and the procedure of the Depository therefor. Unless otherwise agreed to by the Company, any request for the registration of the transfer of an interest in a QIB Global Note, an IAI Global Note or a Regulation S Global Note to another type of Global Note must be accompanied by a certificate from the transferor, substantially in the form of Exhibit G hereto, that the transferee is either (i) a Qualified Institutional Buyer in accordance with Rule 144A, (ii) an Institutional Accredited Investor, or (iii) relying on Regulation S, and in the case of (ii), a Transferee Certificate for Institutional Accredited Investors substantially in the form of Exhibit D hereto and, in the case of (iii), a Transferee Certificate for Regulation S Transfers substantially in the form of Exhibit E hereto and in each case an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act.

     (d) Transfer of a Beneficial Interest in a Global Note for a Physical Note.

     (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Physical Note. Upon receipt by the Registrar or Co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Notes the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

          a. if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (substantially in the form of Exhibit G hereto); or

          b. if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule l44A, a certification to that effect (substantially in the form of Exhibit G hereto); or

          c. if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit G hereto) and a Certificate for Institutional Accredited Investors substantially in the form of Exhibit D hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          d. if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit G hereto) and a Transferee Certificate for Regulation S Transfers substantially in the form of Exhibit E hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          e. if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit G hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          f. if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit G hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar or Co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or Co-Registrar, the aggregate principal amount of the applicable Global Note to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Physical Note.

     (ii) Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.17(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or Co-Registrar in writing. The Registrar or Co-Registrar shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

     (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or by any such nominee to a successor Depository or a nominee of such successor Depository.

     (f) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or Co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or Co-Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time prior to or on the second anniversary of the Issue Date unless otherwise agreed by the Company) and (ii) there is delivered to the Registrar or Co-Registrar a certificate and/or, if requested, an Opinion of Counsel, each reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (g) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

     (h) Transfers of Notes Held by Affiliates. Any certificate (i) evidencing a Note that has been transferred to an Affiliate of the Company within two years after the Issue Date, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which the Company or any Affiliate of the Company was an owner of such Note, in each case, bear the Private Placement Legend, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

     SECTION 2.18. Additional Interest Under Registration Rights Agreement.

     Under certain circumstances, the Company shall be obligated to pay certain Additional Interest to the Holders, all as set forth in Section 4 of the Registration Rights Agreement. The terms thereof are hereby incorporated herein by reference.


ARTICLE THREE

                                   REDEMPTION


     SECTION 3.01. Notices to Trustee.

     If the Company elects to redeem Notes pursuant to Paragraph 5 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

     The Company shall give each notice to the Trustee provided for in this
Section 3.01 45 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

     SECTION 3.02. Selection of Notes To Be Redeemed.

     If less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a securities exchange, on a pro rata basis or by lot or any other method as the Trustee shall deem fair and appropriate; provided, however, that Notes redeemed in part shall only be redeemed in integral multiples of $1,000; provided, further, that any such redemption pursuant to the provisions relating to a Public Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of The Depository Trust Company or any other depository), unless such method is otherwise prohibited. Notices of any optional or mandatory redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each holder of Notes to be redeemed at such holder's registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed, and the Trustee shall authenticate and mail to the holder of the original Note a new Note in principal amount equal to the unredeemed portion of the original Note promptly after the original Note has been canceled. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.

     SECTION 3.03. Optional Redemption.

     The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after June 1, 2003 at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below plus in each case accrued and unpaid interest, if any, to the date of redemption, if redeemed during the twelve-month period beginning on of the years indicated below:


Year                                                                Percentage
----                                                                ----------
2003........................................................         104.938%
2004........................................................         103.292%
2005........................................................         101.646%
2006 and thereafter.........................................         100.000%

     In addition, at any time prior to June 1, 2001, the Company may, at its option, redeem up to 30% of the sum of (i) the initial aggregate principal amount of the Notes issued in the Offering and (ii) the respective initial aggregate principal amount of the Notes issued under the Indenture after the Issue Date, on one or more occasions, with the net proceeds of one or more Public Equity Offerings at 109 7/8% of the principal amount thereof, plus accrued interest to the Redemption Date; provided, however, that immediately after giving effect to such redemption, at least 70% of the sum of (i) the initial aggregate principal amount of the Notes issued in the Offering and (ii) the respective initial aggregate principal amount of the Notes issued under the Indenture after the Issue Date remain outstanding (other than any Notes owned by the Company or any of its Affiliates). In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Public Equity Offering.

     "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Stock) of the Company pursuant to an effective registration statement filed under the Securities Act.

     SECTION 3.04. Notice of Redemption.

     At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail to each Holder of Notes to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. The Company shall provide such notices of redemption to the Trustee at least five days before the intended mailing date (unless a shorter period shall be satisfactory to the Trustee).

     Each notice of redemption shall identify (including the CUSIP number) the Notes to be redeemed and shall state:

          (1) the Redemption Date;

          (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

          (3) the name and address of the Paying Agent;

          (4) the subparagraph of the Notes pursuant to which such redemption is being made;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

          (6) that, unless the Company defaults in making the redemption payment, interest on Notes or applicable portions thereof called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest as of the Redemption Date, if any, upon surrender to the Paying Agent of the Notes redeemed;

          (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

          (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes of such Holder (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes.

     SECTION 3.05. Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.04, such notice of redemption shall be irrevocable and Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest as of such date, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price plus accrued interest thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes. Interest shall accrue on or after the Redemption Date and shall be payable only if the Company defaults in payment of the Redemption Price.

     SECTION 3.06. Deposit of Redemption Price.

     On or before the Redemption Date and in accordance with Section 2.14, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

     Unless the Company fails to comply with the preceding paragraph and defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

     SECTION 3.07. Notes Redeemed in Part.

     Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.


ARTICLE FOUR

                                    COVENANTS


     SECTION 4.01. Payment of Notes.

     (a) The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.

     (b) An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or any of its Affiliates) holds, prior to 10:30 a.m. New York City time on that date, U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or the Notes.

     (c) The Company shall pay, to the extent such payments are lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     (d) Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, or shall cause the Trustee to, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

     SECTION 4.02. Maintenance of Office or Agency.

     The Company shall maintain the office or agency required under Section
2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

     SECTION 4.03. Corporate Existence.

     Except as otherwise permitted by Article Five, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company (or if such existence is with respect to any Restricted Subsidiary which is not a Significant Subsidiary, by the appropriate Officers of the Company) shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

     SECTION 4.04. Payment of Taxes and Other Claims.

     The Company shall pay or discharge or cause to be paid or discharged, before penalties attach, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or properties of it or any of its Restricted Subsidiaries and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings properly instituted and conducted for which adequate reserves, to the extent required under GAAP, have been taken.

     SECTION 4.05. Maintenance of Properties and Insurance.

     (a) The Company shall, and shall cause each of the Restricted Subsidiaries to, maintain all material properties used in the conduct of its business in working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of the Restricted Subsidiaries of the Company from discontinuing the operation and maintenance of any of its properties, if such discontinuance is (i) in the ordinary course of business pursuant to customary business terms or (ii) in the good faith judgment of the respective Boards of Directors or other governing body of the Company or Restricted Subsidiary, as the case may be, desirable in the conduct of their respective businesses and would not be reasonably likely to cause a material adverse effect upon the business, operations, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole.

     (b) The Company shall provide or cause to be provided, for itself and each of the Restricted Subsidiaries of the Company, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are customary for companies in the conduct of the business of the Company and its Restricted Subsidiaries, with reputable insurers or with the Government of the United States of America or any agency or instrumentality thereof (if not through self-insurance).

     SECTION 4.06. Compliance Certificate; Notice of Default.

     (a) The Company shall deliver to the Trustee, within 120 days after the end of each of the Company's fiscal years, an Officers' Certificate (provided, however, that one of the signatories to each such Officers' Certificate shall be the Company's principal executive officer, principal financial officer or principal accounting officer), as to such Officers' knowledge, without independent investigation, of the Company's compliance with all conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and in the event any Default of the Company's exists, such Officers' Certificate shall specify the nature of such Default. Each such Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year-end.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.08 shall be accompanied by a written report of the Company's independent certified public accountants (who shall be a firm of established national reputation) stating (A) that their audit examination has included a review of the terms of this Indenture and the form of the Notes as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default has come to their attention and if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided, however, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards.

     (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 11.02, by registered or certified mail or by facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action promptly upon its becoming aware of such occurrence.

     SECTION 4.07. Compliance with Laws.

     The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not singly or in the aggregate reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

     SECTION 4.08. Provision of Financial Statements and Information.

     Whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall file with the Commission following the effectiveness of the Exchange Offer Registration Statement, so long as any Notes are outstanding, the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were so subject, and such documents shall be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject; provided the Commission will accept such filings. The Company shall also in any event (i) within 15 days of each Required Filing Date following the effectiveness of the Exchange Offer Registration Statement, file with the Trustee, and supply the Trustee with copies for delivery to the holders of the Notes and prospective purchasers at the expense of the Company, the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (ii) if the

Commission will not accept the filing of such documents promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder of the Notes. Prior to the effectiveness of the Exchange Offer Registration Statement, the Company will provide upon request from holders of the Notes or prospective holders the information required by Rule 144A(d)(4) under the Securities Act.

     SECTION 4.09. Waiver of Stay, Extension or Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 4.10. Limitation on Restricted Payments.

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment, unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be determined reasonably and in good faith by the Board of Directors of the Company):

          (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (ii) the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12; and

          (iii) the aggregate amount of all Restricted Payments made after the Issue Date shall not exceed the sum of:

               (a) an amount equal to 50% of the Company's aggregate cumulative Consolidated Net Income accrued on a cumulative basis during the period (treated as one accounting period) beginning on the first day of the first calendar month after the Issue Date and ending on the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit); plus

               (b) the aggregate amount of all net cash proceeds received since the Issue Date by the Company from the issuance and sale (other than to a Restricted Subsidiary) of, or equity contribution with respect to, Capital Stock (other than Disqualified Stock) and the principal amount of Indebtedness of the Company or any Restricted Subsidiary issued or incurred on or after the Issue Date that has been converted into or exchanged for Capital Stock (other than Disqualified Stock), in any such case and solely for purposes of avoiding duplication, to the extent that such proceeds are not theretofore used (x) to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of the Company or any

          Restricted Subsidiary pursuant to clause (ii) of the next paragraph or
          (y) to make any Restricted Investment pursuant to clause (iv) of the next paragraph; plus

               (c) the amount of the net reduction in Investments in Unrestricted Subsidiaries resulting from (x) the payment of dividends or the repayment in cash of the principal of loans or the cash return on any Investment, in each case to the extent received by the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, (y) the release or extinguishment of any Guarantee of Indebtedness of any Unrestricted Subsidiary, and (z) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued as provided in the definition of "Investment"), such aggregate amount of the net reduction in Investments not to exceed in the case of any Unrestricted Subsidiary the amount of Restricted Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; plus

               (d) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or the proceeds of such sale are converted into cash or otherwise liquidated or repaid for cash, the amount of cash proceeds received with respect to such Restricted Investment, net of taxes and the cost of disposition, not to exceed the amount of Restricted Investments made after the Issue Date.

     (b) Section 4.10(a) shall not prohibit, so long as no Default or Event of Default is continuing, the following actions (collectively, "Permitted Payments"):

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such payment would have been permitted under this Indenture (which payment shall be deemed to have been paid on such date of declaration for purposes of clause (iii) of the preceding paragraph);

          (ii) the redemption, repurchase, retirement or other acquisition of any Capital Stock or any Indebtedness of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary) of, or equity contribution with respect to, Capital Stock of the Company (other than any Disqualified Stock);

          (iii) any purchase or defeasance of Subordinated Indebtedness to the extent required upon a Change of Control or Asset Sale (as defined therein) by this Indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued or any refinancing of Subordinated Indebtedness permitted by this Indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued, but only if the Company (x) in the case of a Change of Control, has complied with its obligations under Section 4.15 or (y) in the case of an Asset Sale, has applied the Net Proceeds from such Asset Sale in accordance with Section 4.16;

          (iv) any Restricted Investment to the extent the sole consideration for which consists of, or is made with the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, or equity contribution with respect to, Capital Stock of the Company (other than any Disqualified Stock);

          (v) the repurchase of Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock) from departing or deceased directors, officers and employees of the Company and its Subsidiaries pursuant to the terms of an employee benefit plan or employee agreement in an amount that shall not exceed $250,000 in any fiscal year plus any amount available for such payments hereunder since the Issue Date which have not been used for such purpose and in no event shall such payments exceed $1.0 million in any fiscal year, in each case, plus the aggregate cash proceeds from any payments on insurance policies in which the Company or any of its Subsidiaries is the beneficiary with respect to any directors, officers or employees of the Company and its Subsidiaries which proceeds are used to purchase the Capital Stock of the Company or any Restricted Subsidiary of the Company held by any of such directors, officers or employees; and the repurchase of Capital Stock of the Company or a Restricted Subsidiary by the Company or such Restricted Subsidiary pursuant to the terms of any of the Shareholders Agreements;

          (vi) loans or advances to employees of the Company or any of its Subsidiaries which loans or advances exist on the Issue Date, and other loans or advances to employees of the Company or any Subsidiary to pay reasonable relocation expenses or otherwise entered into in the ordinary course of business not to exceed $500,000 in the aggregate principal amount at any one time;

          (vii) Restricted Investments in an amount such that the sum of the aggregate amount of Restricted Investments made pursuant to this clause
     (vii) after the Issue Date does not exceed $5.0 million at any one time outstanding; and

          (viii) payments made in accordance with the table appearing under the caption "Use of Proceeds" in the Offering Memorandum (other than the Potential Acquisition (as defined in the Offering Memorandum), other acquisitions and general corporate purposes) in the Offering Memorandum pursuant to which the Notes are offered and sold.

     (c) For purposes of Section 4.10(a)(iii), the Permitted Payments referred to in clauses (i), (v) and (vii) above shall be included in the aggregate amount of Restricted Payments made since the Issue Date, and any other Permitted Payments described above shall be excluded.

     (d) Not later than thirty (30) days after the end of any fiscal quarter of the Company during which any Restricted Payment or Restricted Investment has been made, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment or Restricted Investment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

     SECTION 4.11. Limitation on Transactions with Affiliates.

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company unless (1) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could reasonably be obtainable at such time in a comparable transaction in arm's-length dealings with an unrelated third party, and (2) the Company delivers to the Trustee (a) with respect to any transaction or series of transactions involving aggregate payments in excess of $500,000, an Officers' Certificate certifying that such transaction or series of related transactions complies with clause (1) above and (b) with respect to any transaction or series of transactions involving aggregate payments in excess of $2.0 million, an Officer's Certificate certifying that such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Company, and (c) with respect to any transaction or series of transactions involving aggregate payments in excess of $5.0 million, an opinion as to the fairness of the transaction to the Company from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     (b) Section 4.11(a) shall not apply to (i) employment agreements or compensation or employee benefit arrangements with any officer, director or employee of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business (including customary benefits thereunder and including reimbursement or advancement of out-of-pocket expenses, and director's and officer's liability insurance), (ii) any transaction entered into by or among the Company or one of its Restricted Subsidiaries with one or more Restricted Subsidiaries of the Company, (iii) any transaction permitted by
Section 4.10(b), (iv) transactions permitted by, and complying with, the provisions described under Section 5.01, and (v) any transaction described under the caption "Use of Proceeds" in the Offering Memorandum.

     SECTION 4.12. Limitation on Incurrence of Indebtedness.

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for ("incur") any Indebtedness (including Acquired Debt), except that the Company and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) if, at the time of, and immediately after giving pro forma effect to, such incurrence of Indebtedness, the Consolidated Cash Flow Coverage Ratio of the Company for the most recently ended four fiscal quarters would be at least 2.0 to 1.0 if incurred during the period from the Issue Date through June 1, 2000, and 2.25 to 1.0 if incurred thereafter.

     (b) The foregoing limitations shall not apply to the incurrence of any of the following (collectively, "Permitted Indebtedness"), each of which shall be given independent effect:

          (i) Indebtedness of the Company arising under the Credit Facility, in an aggregate principal amount not to exceed at any time outstanding the greater of (x) $35.0 million and (y) the sum, at such time, of (I) 80% of the consolidated book value of eligible receivables of the Company and the Restricted Subsidiaries and (II) 60% of the consolidated book value of inventory of the Company and the Restricted Subsidiaries;

          (ii) Indebtedness of the Company and the Guarantors represented by the Notes, the Guarantees and the Exchange Notes;

          (iii) Indebtedness of the Company or any Restricted Subsidiary not covered by any other clause of this paragraph which is outstanding on the Issue Date ("Existing Indebtedness");

          (iv) Indebtedness owed or issued by any Restricted Subsidiary to the Company or to another Restricted Subsidiary, or owed or issued by the Company to any Restricted Subsidiary; provided, however, that any such Indebtedness shall at all times be held by a

     Person which is either the Company or a Restricted Subsidiary; provided, further, however, that upon either (a) the transfer or other disposition of any such Indebtedness to a Person other than the Company or another Restricted Subsidiary or (b) the sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of any such Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary, the incurrence of such Indebtedness shall be deemed to be an incurrence that is not permitted by this clause (iv);

          (v) Indebtedness of the Company or any Restricted Subsidiary arising with respect to Interest Rate Agreement Obligations and Currency Agreement Obligations incurred for the purpose of fixing or hedging interest rate risk or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or with respect to any receivable or liability the payment of which is determined by reference to a foreign currency;

          (vi) Indebtedness represented by performance, completion, guarantee, surety and similar bonds and assurances provided by or for the Company or any Restricted Subsidiary in the ordinary course of business;

          (vii) any Indebtedness incurred in connection with or given in exchange for the renewal, extension, substitution, refunding, defeasance, refinancing or replacement, in whole or in part (a "refinancing"), of any Indebtedness incurred as permitted under the first paragraph of this
     Section 4.12 or any Indebtedness described in any of clauses (ii) or (iii) above, this clause (vii) and clauses (x), (xi) or (xii) below ("Refinancing Indebtedness"); provided, however, that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount (or accreted amount, if less, or in the case of a revolving credit facility the maximum amount of the facility, if more) of the Indebtedness so refinanced (plus the premiums and reasonable expenses to be paid in connection therewith, which, with respect to such premiums, shall not exceed the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced);
     (b) if the Weighted Average Life to Maturity of the Indebtedness being refinanced is equal to or greater than the Weighted Average Life to Maturity of the Notes, the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced; (c) with respect to Refinancing Indebtedness other than Senior Debt incurred by the Company or a Guarantor, such Refinancing Indebtedness shall rank no more senior than, and, if applicable, shall be at least as subordinated in right of payment to the Notes as, the Indebtedness being refinanced; and (d) the obligor on such Refinancing Indebtedness shall be the obligor on the Indebtedness being refinanced or the Company;

          (viii) Indebtedness of the Company or any Restricted Subsidiary (a) representing Capital Lease Obligations and any amendments, modifications, renewals, refundings, replacements or refinancings thereof and/or (b) in respect of Purchase Money Obligations for property acquired, constructed or improved in the ordinary course of business and any refinancings thereof, which taken together in the aggregate principal amount do not exceed the greater of (i) $5.0 million and (ii) 5% of Consolidated Tangible Assets of the Company at any one time outstanding;

          (ix) commodity agreements entered into in the ordinary course of business to protect against fluctuations in the prices of raw materials and not for speculative purposes;

          (x) Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims or self-insurance;

          (xi) Indebtedness of Koffolk arising under the Koffolk Credit Facility, in an aggregate principal amount not to exceed at any time outstanding the greater of (x) $10.0 million and (y) the sum, at such time, of (I) 80% of the book value of eligible receivables of Koffolk and its Israeli subsidiaries and (II) 50% of the book value of inventory of Koffolk and its Israeli subsidiaries; provided that the aggregate principal amount at any time outstanding shall not, in any case, exceed $15.0 million and such Indebtedness is issued for working capital purposes;

          (xii) Indebtedness of Foreign Subsidiaries of the Company incurred to finance working capital of such Foreign Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the sum of (x) 80% of the book value of net accounts receivable of such Foreign Subsidiaries and (y) 50% of the book value of the inventory of such Foreign Subsidiaries;

          (xiii) Guarantees by the Company and its Restricted Subsidiaries of each other's Indebtedness; provided that such Indebtedness is permitted to be incurred under this Indenture; and

          (xiv) Indebtedness of the Company or any Restricted Subsidiary in addition to that described in clauses (i) through (xiii) above, and any amendments, modifications, renewals, refundings, replacements or refinancings of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (xiv) does not exceed $5.0 million at any one time outstanding.

     (c) For purposes of determining any particular amount of Indebtedness under this covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.

     (d) Indebtedness of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary shall be deemed to have been incurred at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary, and Indebtedness which is assumed at the time of the acquisition of any asset shall be deemed to have been incurred at the time of such acquisition.

     SECTION 4.13. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause to become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary,
(ii) make loans or advances to, or issue Guarantees for the benefit of, the Company or any other Restricted Subsidiary or (iii) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (a) the Credit Facility as in effect on the Issue Date, and any amendments, modifications, renewals, refundings, replacements or refinancings thereof; provided that such amendments, modifications, renewals, refundings, replacements or refinancings are no more restrictive in the aggregate with respect to such dividend and other payment restrictions than those contained in the Credit Facility (or, if more restrictive, than those contained in this Indenture) immediately prior to any such amendment, restatement, renewal, replacement or refinancing, (b) applicable law, (c) any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition); provided, however, that no such encumbrance or restriction is applicable to any Person, or the properties or assets of any Person, other than the Acquired Person, (d) by reason of customary non-assignment, subletting or net worth provisions in leases or other agreements entered into the ordinary course of business, (e) Purchase Money Obligations for property acquired in the ordinary course of business that impose restrictions only on the property so acquired, (f) an agreement for the sale or disposition of assets or the Capital Stock of a Restricted Subsidiary; provided, however, that such restriction or encumbrance is only applicable to such Restricted Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted by Section 4.16; provided, further, however, that such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement through a termination date not later than 270 days after such execution and delivery, (g) Refinancing Indebtedness permitted under this Indenture; provided, however, that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing, (h) this Indenture, the Notes and the Guarantees and (i) encumbrances and restrictions imposed by amendments, restatements, renewals, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (h) above; provided that such encumbrances and restrictions are, in the good faith judgment of the Company's Board of Directors, no more restrictive, in any material respect, than those contained in such contracts, instruments or obligations immediately prior to such amendment, restatement, renewal, replacement or refinancing.

     SECTION 4.14. Limitation on Designation of Unrestricted Subsidiaries.

     (a) The Company shall not designate any Subsidiary of the Company (other than a newly created Subsidiary in which no Investment has previously been made) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") unless:

          (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (ii) immediately after giving effect to such Designation, the Company would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant described under Section 4.12; and

          (iii) the Company would not be prohibited under this Indenture from making an Investment at the time of Designation in an amount (the "Designation Amount") equal to the greater of (x) the book value of such Restricted Subsidiary on such date and (y) the Fair Market Value of such Restricted Subsidiary on such date.

In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 4.10 for all purposes of this Indenture in an amount equal to the Designation Amount.

     (b) The Company shall not designate an Unrestricted Subsidiary as a Restricted Subsidiary (a "Redesignation"), unless:

          (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

          (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Redesignation shall be deemed to have been incurred at such time and shall have been permitted to be incurred for all purposes of this Indenture.

     An Unrestricted Subsidiary shall be deemed to be redesignated as a Restricted Subsidiary at any time if (a) the Company or any other Restricted Subsidiary (i) provides credit support for, or a guarantee of, any Indebtedness of such Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (ii) is directly or indirectly liable for any Indebtedness of such Unrestricted Subsidiary or (b) a default with respect to any Indebtedness of such Unrestricted Subsidiary (including any right which the holders thereof may have to take enforcement action against it) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity, except in the case of clause (a) to the extent permitted under Section 4.10.

     (c) All Designations and Redesignations must be evidenced by Board Resolutions delivered to the Trustee certifying compliance with the foregoing provisions. Subsidiaries that are not designated by the Board of Directors as Restricted or Unrestricted Subsidiaries will be deemed to be Restricted Subsidiaries. The Designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be deemed a Designation of all of the Subsidiaries of such Unrestricted Subsidiary as Unrestricted Subsidiaries.

     SECTION 4.15. Change of Control.

     (a) In the event of a Change of Control, each holder of Notes will have the right, unless the Company has given a notice of redemption, subject to the terms and conditions of this Indenture, to require the Company to offer to purchase all or any portion (equal to $1,000 or an integral multiple thereof) of such holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the terms set forth below (a "Change of Control Offer").

     (b) On or before the 30th day following the occurrence of any Change of Control, the Company shall mail to each holder of Notes, with a copy to the Trustee, at such holder's registered address a notice stating: (i) that a Change of Control has occurred and that such holder has the right to require the Company to purchase all or a portion (equal to $1,000 or an integral multiple thereof) of such holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (the

"Change of Control Purchase Date"), which shall be a business day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed, (ii) the amount of accrued and unpaid interest, if any, as of the Change of Control Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Change of Control Offer, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Purchase Date, (v) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the second Business Day prior to the Change of Control Purchase Date, (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased, (vii) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof, (viii) the circumstances and relevant facts regarding such Change of Control, and (ix) such other information as may be required by applicable laws and regulations.

     (c) On or prior to 10:00 a.m. (Eastern Standard Time) on the Change of Control Purchase Date, the Company shall (i) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the aggregate purchase price of all Notes or portions thereof accepted for payment, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Change of Control Offer. The Paying Agent shall promptly mail to each holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus accrued and unpaid interest, if any, thereon, and the Trustee shall promptly authenticate and mail to each holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the holder of such Note. On and after a Change of Control Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

     (d) The Company shall comply with the applicable tender offer rules, including the requirements of Section 14(e) and Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Change of Control Offer and will be deemed not to be in violation of any of the covenants under this Indenture to the extent such compliance is in conflict with such covenants.

     SECTION 4.16. Limitation on Asset Sales.

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or other property sold or disposed of in the Asset Sale and (ii) at least

75% of such consideration consists of either cash or Cash Equivalents; provided, however, that for purposes of this Section 4.16, "cash" shall include (x) the amount of any Indebtedness (other than any Indebtedness that is by its terms subordinated to the Notes and/or the Guarantees) of the Company or such Restricted Subsidiary as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto that is assumed by the transferee of any such assets or other property in such Asset Sale (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale), but only to the extent that such assumption is effected on a basis such that there is no further recourse to the Company or any of the Restricted Subsidiaries with respect to such liabilities and (y) any notes, obligations or securities received by the Company or such Restricted Subsidiary from such transferee that are converted within 60 days by the Company or such Restricted Subsidiary into cash (to the extent of the cash received).

     (b) Within 270 days after receipt of Net Proceeds from any Asset Sale, the Company may elect to apply the Net Proceeds from such Asset Sale to (a) permanently reduce any Senior Debt and/or (b) make an investment in, or acquire assets and properties that will be used in, the business of the Company, or a Restricted Subsidiary, existing on the Issue Date or in a Related Business. Pending the final application of any such Net Proceeds, the Company or any Restricted Subsidiary may temporarily reduce Indebtedness of the Company under the Credit Facility or temporarily invest such Net Proceeds in cash or Cash Equivalents. Any Net Proceeds from an Asset Sale not applied or invested as provided in the first sentence of this paragraph within 270 days of such Asset Sale will be deemed to constitute "Excess Proceeds."

     (c) Each date that the aggregate amount of Excess Proceeds in respect of which an Asset Sale Offer (as defined below) has not been made exceeds $5.0 million shall be deemed an "Asset Sale Offer Trigger Date." As soon as practicable, but in no event later than 20 Business Days after each Asset Sale Offer Trigger Date, the Company shall commence an offer (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds. Any Notes to be purchased pursuant to an Asset Sale Offer shall be purchased pro rata based on the aggregate principal amount of Notes outstanding, and all Notes shall be purchased at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. To the extent that any Excess Proceeds remain after completion of an Asset Sale Offer, the Company may use the remaining amount for general corporate purposes otherwise permitted by this Indenture. In the event that the Company is prohibited under the terms of any agreement governing outstanding Senior Debt of the Company from repurchasing Notes with Excess Proceeds pursuant to an Asset Sale Offer as set forth in the first sentence of this paragraph, the Company shall promptly use all Excess Proceeds to reduce permanently such outstanding Senior Debt of the Company. Upon the consummation of any Asset Sale Offer, the amount of Excess Proceeds shall be deemed to be reset to zero.

     (d) Notice of an Asset Sale Offer shall be mailed via first-class mail postage prepaid by the Company not later than the 20th Business Day after the related Asset Sale Offer Trigger Date to each holder of Notes at such holder's registered address, stating: (i) that an Asset Sale Offer Trigger Date has occurred and that the Company is offering to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds (to the extent provided in the immediately preceding paragraph), at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of the purchase (the "Asset Sale Offer Purchase Date"), which shall be a business day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed,
(ii)
the amount of accrued and unpaid interest, if any, as of the Asset Sale Offer Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Asset Sale Offer, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Purchase Date, (v) that Holders electing to have a Note purchased pursuant to a Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Asset Sale Offer Purchase Date, (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Asset Sale Offer Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased, (vii) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof, and (viii) such other information as may be required by applicable laws and regulations.

     (e) On the Asset Sale Offer Purchase Date, the Company shall (i) accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer that can be purchased out of Excess Proceeds from such Asset Sale that are to be applied to an Asset Sale Offer, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Asset Sale Offer. If less than all Notes tendered pursuant to the Asset Sale Offer are accepted for payment by the Company for any reason consistent with this Indenture, selection of the Notes to be purchased by the Company shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis or by lot; provided, however, that Notes accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly mail to each holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus accrued and unpaid interest, if any, thereon, and the Trustee shall promptly authenticate and mail to such holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the holder of such Note. On and after an Asset Sale Offer Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Offer Purchase Date.

     (f) This Section 4.16 shall not apply to a transaction consummated in compliance with Article Five.

     (g) The Company shall comply with the applicable tender offer rules, including the requirements of Section 14(e) and Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Asset Sale Offer and will be deemed not to be in violation of any of the covenants under this Indenture to the extent such compliance is in conflict with such covenants.

     SECTION 4.17. Reserved.

     SECTION 4.18. Limitation on Liens.

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness that is pari passu with or subordinated in right of payment to the Notes (other than Permitted Liens) on any asset now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom to secure any such Indebtedness, unless (i) if such Lien secures Indebtedness which is pari passu with the Notes, then the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated to the Notes, any such Lien shall be subordinated to a Lien granted to the holders of the Notes in the same collateral as that securing such Lien to the same extent as such Subordinated Indebtedness is subordinated to the Notes.

     SECTION 4.19. Business Activities.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than a Related Business.

     SECTION 4.20. Limitation on Guarantees of Indebtedness by Subsidiaries.

     In the event that any Restricted Subsidiary guarantees any Indebtedness of the Company other than the Notes (the "Other Debt"), the Company shall cause such Restricted Subsidiary to concurrently guarantee the Company's obligations under this Indenture and the Notes to the same extent that such Restricted Subsidiary guaranteed the Company's obligations under the Other Debt (including waiver of subrogation, if any); provided, however, that if such Other Debt is
(i) Senior Debt, such Guarantee will be subordinated in right of payment to all Senior Debt of such Guarantor (which will include such Guarantee of such Other
Debt) pursuant to the subordination provisions of this Indenture (which subordination will be substantially identical to the subordination provisions of this Indenture applicable to the Notes), (ii) Indebtedness which is not Senior Debt or Subordinated Indebtedness, such Guarantee will be pari passu in right of payment with the Guarantee of the Other Debt, or (iii) Subordinated Indebtedness, such Guarantee will be senior in right of payment to the Guarantee of the Other Debt (which Guarantee of such Subordinated Indebtedness will provide that such Guarantee is subordinated to the Guarantee to the same extent and in the same manner as the Notes are subordinated to Senior Debt); provided, further, however, that each Restricted Subsidiary issuing a Guarantee pursuant to the provisions of this Section 4.20 will be automatically and unconditionally released and discharged from its obligations under such Guarantee upon the release or discharge of the Guarantee of the Other Debt that resulted in the Company's obligations under the Notes and this Indenture being so guaranteed. The Company will cause each Restricted Subsidiary required to issue a Guarantee after the date of issuance of the Notes to execute and deliver an indenture supplemental to this Indenture, as described under Section 4.22.

     SECTION 4.21. Limitation on Incurrence of Senior Subordinated Indebtedness.

     The Company (i) shall not, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes and (ii) shall not, directly or indirectly, permit any Guarantor to incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to its Senior Debt and senior in any respect in right of payment to its Guarantee. For purposes of this provision, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness by reason of the fact that such other Indebtedness is secured by any Lien or is subject to a Guarantee.

     SECTION 4.22. Future Guarantors.

     The Company and each Guarantor shall cause each Restricted Subsidiary of the Company (other than any Foreign Subsidiary) which, after the date of this Indenture (if not then a Guarantor), becomes a Restricted Subsidiary to execute and deliver an indenture supplemental to this Indenture and thereby become a Guarantor which shall be bound by the Guarantee of the Notes in the form set forth in this Indenture (without such future Guarantor being required to execute and deliver the Guarantee endorsed on the Notes).

     SECTION 4.23. Sale and Leaseback Transactions.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if (a) the Company could have (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to either (1) the Consolidated Cash Flow Coverage Ratio test set forth in Section 4.12(a) or (2) clause (xiv) of the definition of the term "Permitted Indebtedness" and (ii) incurred a Lien to secure such Indebtedness pursuant to
Section 4.18 and (b) the sale portion of such sale and leaseback transaction complies with Section 4.16, and the net proceeds from such sale are applied in accordance with such Section 4.16 and (c) the cash proceeds of such sale and leaseback transaction are at least equal to the Fair Market Value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction.

ARTICLE FIVE

                              SUCCESSOR CORPORATION


     SECTION 5.01. Merger, Consolidation and Sale of Assets.

     (a) The Company shall not, in any single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) in one or more related transactions to, another Person, and the Company will not permit any Restricted Subsidiary to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries, taken as a whole, to another Person, unless (i) the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Person (if other than the Company) assumes all the obligations of the Company under the Notes (and the Guarantees of the Company's Restricted Subsidiaries shall be confirmed as applying to such Surviving Person's obligations), this Indenture and, if then in effect, the Registration Rights Agreement pursuant to a supplemental indenture or other written agreement, as the case may be, in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) after giving pro forma effect to such transaction, the Surviving Person (x) would have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding such transaction and (y) would be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12(a). Notwithstanding clauses (iii) and (iv) above, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or another Restricted Subsidiary.

     In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the Surviving Person, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company shall be discharged from its obligations under, this Indenture, the Notes and the Registration Rights Agreement.

     (b) In connection with any such consolidation, merger, amalgamation, transfer, lease or disposition, the Company or such Person shall have delivered to the Trustee (i) an Officers' Certificate and an Opinion of Counsel (pertaining only to 5.01(i) and 5.01(ii)), each in form and substance reasonably satisfactory to the Trustee, stating that such consolidation, amalgamation, merger, sale, assignment, conveyance, transfer, lease or disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with, and (ii) if a supplemental indenture is required in connection with such transaction, an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, that such supplemental indenture constitutes the legal, valid, binding and enforceable obligation of the Surviving Person.

     (c) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     SECTION 5.02. Successor Corporation Substituted.

     Upon any consolidation, amalgamation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 5.01, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture, with the same effect as if such successor had been named as the Company in this Indenture; and thereafter, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes.


ARTICLE SIX

                                    REMEDIES

     SECTION 6.01. Events of Default.

     "Events of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) a default for 30 days in the payment when due of interest on, or Additional Interest (if any) with respect to, any Note (whether or not prohibited by the subordination provisions of this Indenture);

          (ii) a default in the payment when due of principal on any Note (whether or not prohibited by the subordination provisions of this Indenture), whether upon maturity, acceleration, optional or mandatory redemption, required repurchase or otherwise;

          (iii) failure to perform or comply with any covenant, agreement or warranty in this Indenture (other than the defaults specified in clauses
     (i) and (ii) above) which failure continues for 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the then outstanding Notes;

          (iv) the occurrence of one or more defaults under any agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $5.0 million in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated and such acceleration is not rescinded, annulled or cured within 10 days thereafter;

          (v) one or more judgments, orders or decrees for the payment of money in excess of $5.0 million, either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary or any of their respective properties and which judgments, orders or decrees are not paid, discharged, bonded or stayed or stayed pending appeal for a period of 60 days after their entry;

          (vi) the Company or any Significant Subsidiary shall (A) commence a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consent to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law,
     (C) consent to the appointment of a Custodian of it or for substantially all of its property, (D) consent to or acquiesce in the institution of a bankruptcy or an insolvency proceeding against it, (E) make a general assignment for the benefit of its creditors, (F) admit in writing its inability to pay its debts as they become due, or (G) take any corporate action to authorize or effect any of the foregoing;

          (vii) a court of competent jurisdiction shall enter a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law which shall
     (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Significant Subsidiary, (B) appoint a Custodian of the Company or any Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (viii) any Guarantee of a Significant Subsidiary ceases to be in full force and effect (other than as expressly provided for under this Indenture) or is declared null and void, or any Guarantor which is a Significant Subsidiary denies that it has any further liability under any Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture).

     The Company shall provide an Officers' Certificate to the Trustee within five days of the occurrence of any Default or Event of Default (provided, however, that pursuant to Section 4.06 hereof the Company shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

     SECTION 6.02. Acceleration.

     (a) If any Event of Default (other than as specified in clause (vi) or (vii) of Section 6.01 with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may, and the Trustee at the written request of such Holders shall, declare all the Notes to be due and payable immediately by notice in writing to the Company, and to the Company and the Trustee if by the Holders, specifying the respective Event of Default and that such notice is a "notice of acceleration," and the Notes shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from the events specified in clause (vi) or (vii) of Section 6.01 with respect to the Company, the principal of, premium, if any, and any accrued interest on all outstanding Notes shall ipso facto become immediately due and payable without further action or notice.

     (b) At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (B) all overdue interest (including any interest accrued subsequent to an Event of Default specified in clause (vi) or (vii) of Section
6.01 hereof) on all Notes, (C) the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate borne by the Notes, and (D) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and (ii) all Events of Default, other than the non-payment of principal of Notes which have become due solely by such declaration or occurrence of acceleration, have been cured or waived; and (iii) the rescission would not conflict with any judgment, order or decree of any court of competent jurisdiction.

     (c) The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under this Indenture except (i) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, the Notes (which may be waived only with the consent of each Holder of Notes affected), or (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note outstanding.

     SECTION 6.03. Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     All rights of action and claims under this Indenture or the Notes may be enforced by the Trustee even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     SECTION 6.04. Waiver of Past Defaults.

     Prior to the declaration of acceleration of the Notes, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default and its consequences under this Indenture, except a Default or Event of Default specified in Section 6.01(i) or
(ii) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist. This Section 6.04 shall be in lieu of ss. 316(a)(1)(B) of the TIA and such ss. 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

     SECTION 6.05. Control by Majority.

     Subject to Section 2.09, the Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Article Six and under the TIA. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that the Trustee may refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee determines, in its sole discretion, may be unduly prejudicial to the rights of another Holder, or (c) that may expose the Trustee to personal liability for which reasonable indemnity provided to the Trustee against such liability shall be inadequate; provided, further, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction or this Indenture. This Section 6.05 shall be in lieu of ss. 316(a)(1)(A) of the TIA, and such ss. 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

     SECTION 6.06. Limitation on Suits.

     No Holder of any Notes shall have any right to institute any proceeding with respect to this Indenture or the Notes or any remedy hereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity satisfactory to the Trustee, to the Trustee to institute such proceeding as Trustee under the Notes and this Indenture, the Trustee has failed to institute such proceeding within 45 days after receipt of such notice, request and offer of indemnity and the Trustee, within such 45-day period, has not received directions inconsistent with such written request by Holders of not less than a majority in aggregate principal amount of the outstanding Notes.

     The foregoing limitations shall not apply to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on, such Note on or after the respective due dates expressed or provided for in such Note.

     A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

     SECTION 6.07. Right of Holders To Receive Payment.

     Notwithstanding any other provision in this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, and interest on such Note, on or after the respective due dates expressed or provided for in such Note, or to bring suit for the enforcement of any such payment on or after the respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

     SECTION 6.08. Collection Suit by Trustee.

     If an Event of Default specified in clause (i) or (ii) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, or any other obligor on the Notes for the whole amount of the principal of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum provided for by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 6.09. Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, counsel, accountants and experts) and the Holders allowed in any judicial proceedings relative to the Company or Restricted Subsidiaries (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. The Company's payment obligations under this Section
6.09 shall be secured in accordance with the provisions of Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 6.10. Priorities.

     If the Trustee collects any money pursuant to this Article Six it shall pay out such money in the following order:

     First: to the Trustee for amounts due under Section 7.07;

     Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

     Third: to Holders for the principal amounts (including any premium) owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for the principal (including any premium); and

     Fourth: the balance, if any, to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

     SECTION 6.11. Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to
Section 6.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding Notes.

     SECTION 6.12. Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


ARTICLE SEVEN

                                     TRUSTEE


     SECTION 7.01. Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee may exercise such of the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no duties, covenants or obligations of the Trustee shall be implied in this Indenture.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy or mathematical calculations or other facts stated therein or otherwise verify the contents thereof).

     (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01 and
Section 7.02.

     (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

     (g) The Trustee may refuse to perform any duty or exercise any right or power hereunder unless (i) it is provided adequate funds to enable it to do so and (ii) it receives indemnity satisfactory to it, in its sole discretion, against any loss, liability, fee or expense.

     SECTION 7.02. Rights of Trustee.

     Subject to Section 7.01:

          (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not and shall not be required to investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to Sections 11.04 and
     11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

          (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (h) Delivery of reports, information and documents to the Trustee under Section 4.08 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          (i) The permissive right of the Trustee to act hereunder shall not be construed as a duty.

     SECTION 7.03. Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any of their Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     SECTION 7.04. Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or any document entered into or issued in connection with the issuance and sale of the Notes or any statement in the Notes other than the Trustee's certificate of authentication.

     SECTION 7.05. Notice of Default.

     If a Default or an Event of Default occurs and is continuing and if it is known to a Trust Officer, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment, a Default in payment on the Change of Control Purchase Date pursuant to a Change of Control Offer or on the Asset Sale Purchase Date pursuant to a Asset Sale Offer and a Default in compliance with Article Five hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. The foregoing sentence of this Section 7.05 shall be in lieu of the proviso to ss. 315(b) of the TIA and such proviso to ss. 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

     SECTION 7.06. Reports by Trustee to Holders.

     Within 60 days after April 15 of each year beginning with 1999, the Trustee shall, to the extent that any of the events described in TIA ss. 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b), (c) and (d).

     A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Notes are listed.

     The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA ss. 313(d).

     SECTION 7.07. Compensation and Indemnity.

     The Company and the Guarantors, jointly, shall pay to the Trustee from time to time such compensation for its services as has been agreed to in writing signed by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors, jointly and severally, shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, advances or expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents, counsel, accountants and experts.

     The Company and the Guarantors, jointly and severally, shall indemnify each of the Trustee (or any predecessor Trustee) and its agents, employees, stockholders, Affiliates and directors and officers for, and hold them each harmless against, any and all loss, liability, damage, claim or expense (including reasonable fees and expenses of counsel), including taxes (other than taxes based on the income of the Trustee) incurred by any of them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company and the Guarantors promptly of any claim asserted against the Trustee for which it may seek indemnity, provided, however, that failure to so notify the Company and the Guarantors shall not release the Company and the Guarantors of their obligations hereunder unless and to the extent such failure results in the forfeiture by the Company and the Guarantors of any substantial rights or defenses. At the Trustee's sole discretion, the Company and the Guarantors shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided, however, that any settlement of a claim shall be approved in writing by the Trustee (such approval not to be unreasonably withheld) if such settlement would result in an admission of liability by the Trustee or if such settlement would not be accompanied by a full release of the Trustee for all liability arising out of the events giving rise to such claim. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent, which consent will not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

     To secure the Company and the Guarantors' payment obligations in this
Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee (subject to the subordination provisions of Article Ten hereof), in its capacity as Trustee, except assets or money held in trust to pay principal of or premium, if any, or interest on particular Notes.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vi) or (vii) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

     The provisions of this Section 7.07 shall survive the resignation or removal of the Trustee and the discharge or termination of this Indenture.

     SECTION 7.08. Replacement of Trustee.

     The Trustee may resign at any time by so notifying the Company in writing at least 30 days in advance of such resignation; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee and appoint a successor Trustee with the Company's consent, by so notifying the Company and the Trustee. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail notice of such successor Trustee's appointment to each Holder.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09. Successor Trustee by Merger, Etc.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article Seven.

     SECTION 7.10. Eligibility; Disqualification.

     This Indenture shall always have a Trustee who satisfies the requirement of TIA ss.ss. 310(a)(1), (2) and (5). The Trustee (or, in the case of a Trustee that is a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition, and have a Corporate Trust Office in the City of New York. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA ss. 310(a)(2). The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met. The provisions of TIA ss. 310 shall apply to the Company, as obligor of the Notes.

     SECTION 7.11. Preferential Collection of Claims Against the Company.

     The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein. The provisions of TIA ss. 311 shall apply to the Company, as obligor of the Notes.

ARTICLE EIGHT

                     SATISFACTION AND DISCHARGE; DEFEASANCE


     SECTION 8.01. Satisfaction and Discharge of Indenture.

     (a) This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes herein expressly provided for) as to all outstanding Notes and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

          (i) either

               (1) Notes theretofore authenticated and delivered (other than (x) Notes which have been lost, stolen or destroyed and which have been replaced or paid as provided in Section 2.07 hereof and (y) Notes with respect to which payment therefor has theretofore been deposited in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

               (2) all Notes not theretofore delivered to the Trustee for cancellation (other than (x) Notes which have been lost, stolen or destroyed and which have been replaced or paid as provided in Section
          2.07 hereof and (y) Notes with respect to which payment therefor has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been called for redemption pursuant to the terms of this Indenture or have otherwise become due and payable, and the Company, in each case, has irrevocably deposited or caused to be deposited with the Trustee in trust for the purpose U.S. Legal Tender sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of such deposit;

          (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     (b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 hereof shall survive and, if money shall have been deposited with the Trustee pursuant to clause (a)(i)(2) of this Section 8.01, the obligations of the Trustee under Sections 8.03 and 8.04 shall survive.

     SECTION 8.02. Defeasance or Covenant Defeasance.

     (a) Subject to the satisfaction of the conditions in Section 8.02(c) hereof, the Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have the obligations of the Company discharged with respect to the outstanding Notes ("defeasance"). Upon such defeasance, the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 hereof and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture, except for the following, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of Notes to receive solely from the trust fund described in Section 8.02(c) and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations under Sections 2.03, 2.05, 2.06, 2.07, 2.10 and 4.02,
(iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 7.07, and (iv) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02(a) notwithstanding the prior exercise of its option under Section 8.02(b) with respect to the Notes.

     (b) Subject to the satisfaction of the conditions in Section 8.02(c) hereof, the Company may, at its option by Board Resolution, at any time, elect to effect covenant defeasance ("covenant defeasance"). On and after the date such conditions are satisfied, (i) the Company shall be released from its obligations under any covenant or provision contained in Sections 4.03 (but only as to Restricted Subsidiaries), 4.04, 4.05, 4.06, 4.07, 4.08 and 4.10 through 4.23, (ii) clauses (iii) through (vi) of Section 6.01 hereof shall not apply, and (iii) the provisions of Articles Five and Ten shall not apply, and the Notes shall thereafter be deemed to be not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants and the provisions of Articles Five and Ten, but shall continue to be deemed "outstanding" for all other purposes hereunder and subject to any mandatory requirements of the TIA. For this purpose, such covenant defeasance means that, with respect to the Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under clauses (iii) through (vi) of Section 6.01 hereof, but, except as specified above, the remainder of this Indenture shall be unaffected thereby.

     (c) In order to effect defeasance or covenant defeasance, the following conditions must be satisfied:

          (i) the Company shall have irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who agrees to comply with the provisions of this Article Eight applicable to
     it), as trust funds in trust, for the benefit of the Holders of such Notes, U.S. Legal Tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, as evidenced by a written report, without consideration of reinvestment of interest of such U.S. Government Obligations, to pay the principal of, premium, if any, and interest on the outstanding Notes (except lost, stolen or destroyed Notes which have been replaced or paid) to maturity or redemption, as the case may be, and the Company shall have irrevocably instructed the Trustee (or such other trustee) to apply such U.S. Legal Tender or U.S. Government Obligations to said payments in respect of the Notes;

          (ii) the Company shall have delivered to the Trustee one or more Opinions of Counsel in the United States (which counsel or counsels shall be independent of the Company) to the effect that:

               (A) the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance, as the case may be, had not occurred (which opinion, in the case of defeasance, shall be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the Issue Date);

               (B) the trust funds will not be subject to any rights of holders of Indebtedness of the Company (other than Holders of the Notes); and

               (C) after the 91st day following the deposit the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, in the case of Section 6.01(vi) or (vii), at any time during the period ending on the 91st day after the date of such deposit;

          (iv) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; and

          (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent (other than conditions requiring the passage of time) to either defeasance or covenant defeasance, as the case may be, have been complied with and that no violations under agreements governing any other outstanding Indebtedness of the Company would result therefrom.

     Opinions required to be delivered under this Section may have qualifications customary for opinions of the type required.

     SECTION 8.03. Application of Trust Money.

     The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Section 8.01 or 8.02, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree in writing with the Company.

     The Company shall pay, and indemnify the Trustee against, any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.01 or 8.02 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

     SECTION 8.04. Repayment to the Company.

     Subject to Sections 8.01 and 8.02, the Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

     SECTION 8.05. Reinstatement.

     If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.01 or 8.02, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02, as the case may be; provided, however, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

     SECTION 8.06. Acknowledgment of Discharge by Trustee.

     After (i) the conditions of Section 8.01 or 8.02(a) have been satisfied,
(ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i), above, relating to the satisfaction and discharge or defeasance of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.01 or 8.02, as the case may be.

ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


     SECTION 9.01. Without Consent of Holders.

     The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

          (i) to cure any ambiguity, defect or inconsistency; provided, however, that such amendment or supplement does not adversely affect the rights of any Holder;

          (ii) to effect the assumption by a successor Person of all obligations of the Company under the Notes, this Indenture and, if still in effect, the Registration Rights Agreement in the event of any Disposition involving the Company in which the Company is not the Surviving Person;

          (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (iv) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

          (v) to make any change that would provide any additional benefit or rights to the Holders;

          (vi) to provide for issuance of the Exchange Notes (which will have terms substantially identical in all material respects to the Initial Notes except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Notes, as a single issue of securities; or

          (vii) to make any other change that does not adversely affect the rights of any Holder under this Indenture;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 9.01.

     SECTION 9.02. With Consent of Holders.

     (a) Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of not less than a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), may amend or supplement this Indenture or the Notes without notice to any other Holder. Subject to Section 6.02 and 6.07, the Holder or Holders of not less than a majority in aggregate principal amount of the then outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Holder.

     (b) Notwithstanding Section 9.02(a) hereof, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the prior written consent of each Holder of each Note affected thereby:

          (i) reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

          (ii) reduce the principal of or change the fixed maturity of any Note, or alter or waive the provisions with respect to the redemption of the Notes in a manner adverse to the Holders of the Notes other than with respect to a Change of Control Offer or an Asset Sale Offer;

          (iii) reduce the rate of or change the time for payment of interest on any Notes;

          (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except that Holders of at least a majority in aggregate principal amount of the then outstanding Notes may (a) rescind an acceleration of the Notes that resulted from a non-payment default and (b) waive the payment default that resulted from such acceleration);

          (v) make any Note payable in money other than that stated in the Notes;

          (vi) make any change in the provisions of this Indenture relating to the rights of Holders to waive past Defaults or Events of Default or the rights of Holders to receive payments of principal of, or premium, if any, or interest on, the Notes; or

          (vii) following the occurrence of a Change of Control, amend, change or modify the Company's obligation to make and consummate a Change of Control Offer by reason of such Change of Control or modify any of the provisions or definitions with respect thereto in a manner adverse to the Holders with respect to such Change of Control, or following the occurrence of an Asset Sale, amend, change or modify the Company's obligation to make and consummate an Asset Sale Offer with respect to such Asset Sale or modify any of the provisions or definitions with respect thereto in a manner adverse to the Holders with respect to such Asset Sale.

     (c) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     (d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     SECTION 9.03. Compliance with TIA.

     Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect; provided, however, that this Section 9.03 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

     SECTION 9.04. Revocation and Effect of Consents.

     Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective upon receipt by the Trustee of such Officers' Certificate and evidence of consent by the Holders of the requisite percentage in principal amount of outstanding Notes.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the second sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes any change described in Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

     SECTION 9.05. Notation on or Exchange of Notes.

     If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

     SECTION 9.06. Trustee To Sign Amendments, Etc.

     The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee or the Holders.


ARTICLE TEN

                                  SUBORDINATION


     SECTION 10.01. Notes Subordinated to Senior Debt.

     The Company covenants and agrees, and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Ten; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full, in cash in the case of the Credit Facility, or in cash or in Cash Equivalents (other than clause (vi) in the definition of Cash Equivalents or investments in money market funds thereto) in the case of any other Senior Debt, of all obligations on Senior Debt, including, without limitation, the Company's obligations under the Credit Facility; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Notes.

     SECTION 10.02. Suspension of Payment When Senior Debt Is in Default.

     (a) The Company shall not make any payment upon or in respect of the Notes (except from the trust created pursuant to Section 8.02) if (i) a default in the payment of the principal of, premium, if any, or interest on any Designated Senior Debt occurs and is continuing, whether at maturity or on a date fixed for payment or prepayment or by declaration of acceleration or otherwise, or (ii) the Trustee has received written notice ("Payment Blockage Notice") from the Representative of any holders of Designated Senior Debt that a nonpayment default has occurred and is continuing with respect to such Designated Senior Debt that permits such holders to accelerate the maturity of such Designated Senior Debt. Payments on the Notes shall resume (and all past due amounts on the Notes, with interest thereon as specified in this Indenture, shall be paid) (i) in the case of a payment default in respect of any Designated Senior Debt, on the date on which such default is cured or waived or otherwise ceases to exist; and (ii) in the case of a nonpayment default in respect of any Designated Senior Debt, on the earlier of (a) the date on which such nonpayment default is cured or waived, or (b) 179 days after the date on which the Payment Blockage Notice with respect to such default was received by the Trustee, in each case, unless the maturity of any Designated Senior Debt has been accelerated and the Company has defaulted with respect to the payment of such Designated Senior Debt, or (c) the date on which such Payment Blockage Period (as defined below) shall have been terminated by written notice to the Company or the Trustee from the Representative of the holders of Designated Senior Debt initiating such Payment Blockage Period. During any consecutive 365-day period, the aggregate number of days in which payments due on the Notes may not be made as a result of nonpayment defaults on Designated Senior Debt (a "Payment Blockage Period") shall not exceed 179 days, and there shall be a period of at least 186 consecutive days in each consecutive 365-day period during which no Payment Blockage Period is in effect. No event or circumstance that creates a nonpayment default under any Designated Senior Debt that (i) gives rise to the commencement of a Payment Blockage Period or (ii) exists at the commencement of or during any Payment Blockage Period shall be made the basis for the commencement of any subsequent Payment Blockage Period unless such default has been cured or waived for a period of not less than 90 consecutive days. In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt of the Payment Blockage Notice. Any number of notices of a nonpayment default may be given during a Payment Blockage Period; provided, however, that no such notice shall extend such Payment Blockage Period beyond 179-day limit.

     (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when, and after the Trustee has been notified that, such payment is prohibited by Section 10.02(a), such payment shall be held for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of such Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives after written request therefor, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

     Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Debt thereafter due or declared to be due shall first be paid in full, in cash in the case of the Credit Facility, or in cash or in Cash Equivalents (other than clause (vi) in the definition of Cash Equivalents or investments in money market funds thereto) in the case of any other Senior Debt, before the Holders are entitled to receive any payment of any kind or character with respect to obligations on the Notes.

     SECTION 10.03. Notes Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or Reorganization of Company.

     (a) Upon any direct or indirect payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all obligations due or to become due upon all Senior Debt shall first be paid in full, in cash in the case of the Credit Facility, or in cash or in Cash Equivalents (other than clause (vi) in the definition of Cash Equivalents or investments in money market funds thereto) in the case of any other Senior Debt, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any obligations on the Notes, or for the acquisition, repurchase, redemption or defeasance of any of the Notes for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any direct or indirect payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full, in cash in the case of the Credit Facility, or in cash or in Cash Equivalents (other than clause (vi) in the definition of Cash Equivalents or investments in money market funds thereto) in the case of any other Senior Debt, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

     (b) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred.

     (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 10.03(c), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full, in cash in the case of the Credit Facility, or in cash or in Cash Equivalents (other than clause (vi) in the definition of Cash Equivalents or investments in money market funds thereto) in the case of any other Senior Debt, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

     (d) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article Five hereof.

     SECTION 10.04. Holders To Be Subrogated to Rights of
                    Holders of Senior Debt.

     Subject to the payment in full, in cash in the case of the Credit Facility, or in cash or in Cash Equivalents (other than clause (vi) in the definition of Cash Equivalents or investments in money market funds thereto) in the case of any other Senior Debt, of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article Ten which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Debt, on the other hand.

     Each Holder by purchasing or accepting a Note waives any and all notice of the creation, modification, renewal, extension or accrual of any Senior Debt of the Company and notice of or proof of reliance by any holder or owner of Senior Debt of the Company upon this Article Ten and the Senior Debt of the Company shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Article Ten, and all dealings between the Company and the holders and owners of the Senior Debt of the Company shall be deemed to have been consummated in reliance upon this Article Ten.

     SECTION 10.05. Obligations of the Company Unconditional.

     Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Ten of the holders of Senior Debt in respect of cash, property or Notes of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets or securities of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any liquidation, dissolution, winding-up or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other Person making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten. Nothing in this Article Ten shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.07. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or representative on behalf of any such holder.

     In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     SECTION 10.06. Trustee Entitled to Assume Payments
                    Not Prohibited in Absence of Notice.

     The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Ten. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Debt or a Representative therefor, together with proof satisfactory to the Trustee of such holding of Senior Debt or of the authority of such Representative, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist. Nothing contained in this Section 10.06 shall limit the right of the holders of Senior Debt to recover payments as contemplated by this Article Ten.

     SECTION 10.07. Application by Trustee of Assets Deposited with It.

     U.S. Legal Tender or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Sections 8.01 and 8.02 shall be for the sole benefit of the Holders of the Notes and, to the extent allocated for the payment of Notes, shall not from and after the time of such deposit be subject to the subordination provisions of this Article Ten. Otherwise, any deposit of assets or securities by or on behalf of the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of principal of or interest on any Notes shall be subject to the provisions of this Article Ten; provided, however, that if prior to the second Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on any Note) the Trustee or such Paying Agent shall not have received with respect to such assets any notice provided for in Section 10.06, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary received by it on or after such date. The foregoing shall not apply to the Paying Agent if the Company or any Subsidiary or Affiliate of the Company is acting as Paying Agent. Nothing contained in this Section 10.07 shall limit the right of the holders of Senior Debt to recover payments as contemplated by this Article Ten.

     SECTION 10.08. No Waiver of Subordination Provisions.

     (a) No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     (b) Without limiting the generality of subsection (a) of this Section 10.08, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of Senior Debt, do any one or more of the following: (1) change the manner, place, terms or time of payment of, or renew, refinance, replace or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (3) release any Person liable in any manner for the collection or payment of Senior Debt; and (4) exercise or refrain from exercising any rights against the Company and any other Person.

     SECTION 10.09. Holders Authorize Trustee To
                    Effectuate Subordination of Notes.

     Each Holder of the Notes by such Holder's acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this Article Ten, and appoints the Trustee such Holder's attorney-in-fact for such purpose, including, in the event of any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company tending towards liquidation or reorganization of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of such Holder's Notes in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Debt or any Representative thereof is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 10.10. Right of Trustee to Hold Senior Debt.

     The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

     Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

     SECTION 10.11. This Article Ten Not To Prevent Events of Default.

     The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

     Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Ten of the holders, from time to time, of Senior Debt.

     SECTION 10.12. No Fiduciary Duty of Trustee to Holders of Senior Debt.

     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and it undertakes to perform or observe such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be liable to any such holders (other than for its willful misconduct or gross negligence) if it shall pay over or deliver to the Holders of Notes or the Company or any other Person money or assets in compliance with the terms of this Indenture. Nothing in this
Section 10.12 shall affect the obligation of any Person other than the Trustee to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Debt or their Representative.


ARTICLE ELEVEN

                                  MISCELLANEOUS


     SECTION 11.01. TIA Controls.

     If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control; provided, however, that this Section 11.01 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

     SECTION 11.02. Notices.

     Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or overnight courier guaranteeing next-day delivery or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     if to the Company or any Guarantor:

              PHILIPP BROTHERS CHEMICALS, INC.
              One Parker Plaza
              Fort Lee, NJ  07024
              Facsimile:  (201) 944-6245
              Attn:  Chief Executive Officer

     with a copy to:

              Golenbock, Eiseman, Assor & Bell
              437 Madison Avenue
              35th Floor
              New York, NY  10022
              Facsimile:  (212) 754-0330
              Attn:  Nathan E. Assor, Esq.

     if to the Trustee:

             THE CHASE MANHATTAN BANK
             450 West 33rd Street
             New York, New York  10001
             Attention:  Global Trust Services

     Each of the Company and the Trustee by written notice to the other may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if hand delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that (i) the Trustee shall not be deemed to have knowledge of such notice nor shall any time period within which the Trustee is required to act as a result of such notice commence until the Trustee actually receives the notice in question and (ii) a notice of change of address shall not be deemed to have been given until actually received by the addressee).

     Any notice or communication mailed to a Holder shall be mailed by first class mail, certified or registered return receipt requested, or by overnight courier guaranteeing next-day delivery to its address as it appears on the registration books of the Registrar. Any notice or communication shall be mailed to any Person as described in TIA ss. 313(c), to the extent required by the TIA.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 11.03. Communications by Holders with Other Holders.

     Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

     SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall if the Trustee shall so request furnish to the Trustee:

          (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and/or

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with (which counsel, as to factual matters, may rely on an Officers' Certificate).

     SECTION 11.05. Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to such matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificate of public officials, and provided, further, that an Opinion of Counsel may have qualifications for opinions of the type required.

     SECTION 11.06. Rules by Trustee, Paying Agent, Registrar.

     The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

     SECTION 11.07. Legal Holidays.

     A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     SECTION 11.08. Governing Law.

     THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

     SECTION 11.09. No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 11.10. No Personal Liability.

     No director, officer, employee, incorporator, direct or indirect controlling person, stockholder, member, partner or affiliate, as such, of the Company or any Guarantor, or any successor entity, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, this Indenture, the Guarantees or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note, and the Trustee, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     SECTION 11.11. Successors.

     All agreements of the Company in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 11.12. Duplicate Originals.

     All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

     SECTION 11.13. Severability.

     In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.


ARTICLE TWELVE

                               GUARANTEE OF NOTES


     SECTION 12.01. Unconditional Guarantee.

     Subject to the provisions of this Article Twelve, each Guarantor, if any, hereby, jointly and severally, unconditionally and irrevocably guarantees (such guarantee to be referred to herein as a "Guarantee") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes (and any Additional Interest payable thereon) shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Notes relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07) shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under this Indenture or under the Notes, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

     Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Twelve, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

     No director, officer, employee, incorporator, direct or indirect controlling person, stockholder, member, partner or affiliate, as such, of any Guarantor, or any successor entity, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, this Indenture, the Guarantees or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note, and the Trustee, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

     SECTION 12.02. Limitations on Guarantees.

     The obligations of each Guarantor under its Guarantee will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

     SECTION 12.03. Execution and Delivery of Guarantee.

     To further evidence the Guarantee set forth in Section 12.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form of Exhibit F hereto, shall be endorsed on each Note authenticated and delivered by the Trustee. Such Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of two Officers, or an Officer and an Assistant Secretary, of each Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

     Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

     If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

     SECTION 12.04. Release of a Guarantor.

     (a) So long as no Event of Default shall have occurred and be continuing upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all or substantially all of the assets of any such Guarantor or 50% or more of the Capital Stock of any such Guarantor) to an entity which is not a Subsidiary of the Company, which transaction is otherwise in compliance with this Indenture, such Guarantor shall be deemed released from all its obligations under its Guarantee of the Notes and under this Indenture; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all its Guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Company shall also terminate upon such release, sale or transfer. Upon the release of any Guarantor from its Guarantee pursuant to the provisions of the Indenture, each other Guarantor not so released shall remain liable for the full amount of principal of, and interest on, the Notes as and to the extent provided in this Indenture.

     (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request by the Company or such Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 12.04.

     The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Twelve.

     Except as set forth in Articles Four and Five and this Section 12.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

     SECTION 12.05. Waiver of Subrogation.

     Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Notes or this Indenture and such Guarantor's obligations under this Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 12.05 is knowingly made in contemplation of such benefits.

     SECTION 12.06. No Set-Off.

     Each payment to be made by a Guarantor hereunder in respect of its obligations hereunder shall be payable in the currency or currencies in which such obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

     SECTION 12.07. Obligations Absolute.

     Except as otherwise provided in this Indenture, the obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

     SECTION 12.08. Obligations Continuing.

     Except as otherwise provided in this Indenture, the obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all the obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that, if requested, it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

     SECTION 12.09. Obligations Not Reduced.

     The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

     SECTION 12.10. Obligations Reinstated.

     The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

     SECTION 12.11. Obligations Not Affected.

     Except as otherwise provided in this Indenture, the obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

          (a) any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting the Company or any other person;

          (b) any irregularity, defect, unenforceability or invalidity in respect of any Indebtedness or other obligation of the Company or any other person under this Indenture, the Notes or any other document or instrument;

          (c) any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Notes, or to give notice thereof to a Guarantor;

          (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;

          (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

          (f) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

          (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or a Guarantor;

          (h) any merger, consolidation or amalgamation of the Company or a Guarantor with any Person or Persons;

          (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the obligations under the Notes and this Indenture or the obligations of a Guarantor under its Guarantee; and

          (j) any other circumstance (other than by complete, irrevocable payment or a release made pursuant to Section 12.04) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Notes or of a Guarantor in respect of its Guarantee hereunder.

     SECTION 12.12. Waiver.

     Without in any way limiting the provisions of Section 12.01 hereof, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the obligations under the Notes or this Indenture, or other notice or formalities to the Company or any Guarantor of any kind whatsoever.

     SECTION 12.13. No Obligation To Take Action Against the Company.

     Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the obligations under the Notes or this Indenture or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

     SECTION 12.14. Dealing with the Company and Others.

     The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

          (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

          (b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

          (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

          (d) accept compromises or arrangements from the Company;

          (e) apply all monies at any time received from the Company or from any security upon such part of the obligations under the Notes or this Indenture as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

          (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

     SECTION 12.15. Default and Enforcement.

     If any Guarantor fails to pay in accordance with Section 12.01 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

     SECTION 12.16. Amendment, Etc.

     No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

     SECTION 12.17. Acknowledgment.

     Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

     SECTION 12.18. Costs and Expenses.

     Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee in the same manner as the Company shall be requested to pay the Trustee's fees.

     SECTION 12.19. No Merger or Waiver; Cumulative Remedies.

     No Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Notes and any other document or instrument between a Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     SECTION 12.20. Survival of Obligations.

     Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under Section 12.01 shall survive the payment in full of the obligations under this Indenture and the Notes and shall be enforceable against such Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Company or any Guarantor.

     SECTION 12.21. Guarantee in Addition to Other Obligations.

     The obligations of each Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

     SECTION 12.22. Severability.

     Any provision of this Article Twelve which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Twelve.

     SECTION 12.23. Successors and Assigns.

     Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder other than as otherwise provided herein.


ARTICLE THIRTEEN

                           SUBORDINATION OF GUARANTEE


     SECTION 13.01. Obligations of Guarantors Subordinated
                    to Guarantor Senior Debt.

     Anything in Article Twelve or elsewhere herein to the contrary notwithstanding, each of the Guarantors, for itself and its successors, and the Trustee and each Holder, by his or her acceptance of Guarantees, agrees that the payment of all obligations under the Notes or this Indenture owing to the Holders in respect of its Guarantee (collectively, as to any Guarantor, its "Guarantee Obligations") is subordinated, to the extent and in the manner provided in this Article Thirteen, to the prior payment in full, in cash in the case of the Credit Facility, or in cash or in Cash Equivalents (other than clause (vi) of the definition of Cash Equivalents or investments in money market funds thereto) in the case of any other Senior Debt incurred by such Guarantor, or such payment duly provided for to the satisfaction of the holders of Senior Debt incurred by such Guarantor, of all obligations on Senior Debt incurred by such Guarantor, including without limitation, the Guarantors' obligations under or in connection with or as guarantors in respect of the Credit Facility; that such subordination is for the benefit of, and shall be enforceable directly by, any holder of Senior Debt incurred by such Guarantor, and that each holder of Senior Debt incurred by such Guarantor whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt incurred by such Guarantor in reliance upon the covenants and provisions contained in this Indenture and the Notes.

     This Article Thirteen shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Debt incurred by a Guarantor, and such provisions are made for the benefit of the holders of Senior Debt incurred by a Guarantor and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

     SECTION 13.02. Suspension of Guarantee Obligations
                    When Guarantor Senior Debt Is in Default.

     (a) A Guarantor shall not make any payment upon or in respect of the Notes (except from the trust created pursuant to Section 8.02) if (i) a default in the payment of the principal of, premium, if any, or interest on any Designated Senior Debt occurs and is continuing, whether at maturity or on a date fixed for payment or prepayment or by declaration of acceleration or otherwise, or (ii) the Trustee has received a Payment Blockage Notice from the Representative of any holder(s) of Designated Senior Debt that a nonpayment default has occurred and is continuing with respect to such Designated Senior Debt that permits any of such holder(s) to accelerate the maturity of such Designated Senior Debt. Payments on the Notes shall resume (and all past due amounts on the Notes, with interest thereon as specified in this Indenture, shall be paid) (i) in the case of a payment default in respect of any Designated Senior Debt, on the date on which such default is cured or waived or otherwise ceases to exist; and (ii) in th case of a nonpayment default in respect of any Designated Senior Debt, on the earlier of (a) the date on which such nonpayment default is cured or waived, or
(b) 179 days after the date on which the Payment Blockage Notice with respect to such default was received by the Trustee, in each case, unless the maturity of any Designated Senior Debt has been accelerated and the Company or any Guarantor has defaulted with respect to the payment of such Designated Senior Debt, or (c) the date on which such Payment Blockage Period shall have been terminated by written notice to the Company, the Guarantor or the Trustee from the Representative of the holders of Designated Senior Debt initiating such Payment Blockage Period. During any consecutive 365-day period, the Payment Blockage Period shall not exceed 179 days, and there shall be a period of at least 186 consecutive days in each consecutive 365-day period during which no Payment Blockage Period is in effect. No event or circumstance that creates a nonpayment default under any Designated Senior Debt that (i) gives rise to the commencement of a Payment Blockage Period or (ii) exists at the commencement of or during any Payment Blockage Period shall be made the basis for the commencement of any subsequent Payment Blockage Period unless such default has been cured or waived for a period of not less than 90 consecutive days. In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt of the Payment Blockage Notice. Any number of notices of a nonpayment default may be given during a Payment Blockage Period; provided, however, that no such notice shall extend such Payment Blockage Period beyond the 179-day limit.

     (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder from such Guarantor when such payment is prohibited by Section 13.02(a), such payment shall be held for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt incurred by such Guarantor with respect to such Guarantor (pro rata to such holders on the basis of the respective amount of such Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on such Senior Debt, if any, received from the holders of such Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives after written request therefor, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of such Senior Debt.

     Nothing contained in this Article Thirteen shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Debt incurred by a Guarantor thereafter due or declared to be due shall first be paid in full, in cash in the case of the Credit Facility, or in cash or Cash Equivalents (other than clause (vi) in the definition of Cash Equivalents or investments in money market funds thereto) in the case of any other Senior Debt, before the Holders are entitled to receive any payment of any kind or character with respect to obligations on the Notes or any of the Guarantees.

     SECTION 13.03. Guarantee Obligations Subordinated
                    to Prior Payment of All Guarantor Senior
                    Debt on Dissolution, Liquidation or
                    Reorganization of Such Guarantor.

     (a) Upon any direct or indirect payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to such Guarantor or its property, whether voluntary or involuntary, all obligations due or to become due upon all Senior Debt incurred by such Guarantor shall first be paid in full, in cash in the case of the Credit Facility, or in cash or in

Cash Equivalents (other than clause (vi) in the definition of Cash Equivalents or investments in money market funds thereto) in the case of any other Senior Debt, or such payment duly provided for to the satisfaction of the holders of such Senior Debt, before any payment or distribution of any kind or character is made on account of any obligations on the Guarantee of such Guarantor, or for the acquisition, repurchase, redemption or defeasance of the Guarantee of such Guarantor for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any direct or indirect payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Guarantee of such Guarantor or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of such Senior Debt (pro rata to such holders on the basis of the respective amounts of such Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of such Senior Debt remaining unpaid until all such Senior Debt has been paid in full, in cash in the case of the Credit Facility, or in cash or in Cash Equivalents (other than clause (vi) in the definition of Cash Equivalents or investments in money market funds thereto) in the case of any other Senior Debt, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

     (b) To the extent any payment of Senior Debt incurred by a Guarantor (whether by or on behalf of any Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, such Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred.

     (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 13.03(c), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Debt incurred by such Guarantor (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of such Senior Debt remaining unpaid until all such Senior Debt has been paid in full, in cash in the case of the Credit Facility, or in cash or in Cash Equivalents (other than clause (vi) in the definition of Cash Equivalents or investments in money market funds thereto) in the case of any other Senior Debt, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

     (d) The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Senior Debt incurred by such Guarantor shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume such Guarantor's obligations hereunder in accordance with Article Five hereof.

     SECTION 13.04. Holders of Guarantee Obligations
                    To Be Subrogated to Rights
                    of Holders of Guarantor Senior Debt.

     Subject to the payment in full, in cash in the case of the Credit Facility, or in cash or Cash Equivalents (other than clause (vi) in the definition of Cash Equivalents or investments in money market funds thereto) in the case of any other Senior Debt, or such payment duly provided for to the satisfaction of the holders of Senior Debt incurred by a Guarantor, of all such Senior Debt, the Holders of Guarantee Obligations of a Guarantor shall be subrogated to the rights of the holders of such Senior Debt incurred by such Guarantor to receive payments or distributions of assets of such Guarantor applicable to such Senior Debt until all amounts owing on or in respect of the Guarantee Obligations shall be paid in full, in cash in the case of the Credit Facility, or in cash or Cash Equivalents (other than clause (vi) in the definition of Cash Equivalents or investments in money market funds thereto) in the case of any other Senior Debt, and for the purpose of such subrogation no payments or distributions to the holders of such Senior Debt by or on behalf of such Guarantor, or by or on behalf of the Holders by virtue of this Article Thirteen, which otherwise would have been made to the Holders shall, as between such Guarantor and the Holders, be deemed to be payment by such Guarantor to or on account of such Senior Debt, it being understood that the provisions of this Article Thirteen are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Debt, on the other hand.

     If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Thirteen shall have been applied, pursuant to the provisions of this Article Thirteen, to the payment of all amounts payable under such Senior Debt, then the Holders shall be entitled to receive from the holders of such Senior Debt any such payments or distributions received by such holders of such Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Debt in full, in cash in the case of the Credit Facility, or in cash or Cash Equivalents (other than clause (vi) in the definition of Cash Equivalents or investments in money market funds thereto) in the case of other Senior Debt, or such payment duly provided for to the satisfaction of the holders of such Senior Debt.

     Each Holder by purchasing or accepting a Note waives any and all notice of the creation, modification, renewal, extension or accrual of any Senior Debt incurred by the Guarantors and notice of or proof of reliance by any holder or owner of Senior Debt incurred by the Guarantors upon this Article Thirteen and the Senior Debt incurred by the Guarantors shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Article Thirteen, and all dealings between the Guarantors and the holders and owners of the Senior Debt incurred by the Guarantors shall be deemed to have been consummated in reliance upon this Article Thirteen.

     SECTION 13.05. Obligations of the Guarantors Unconditional.

     Nothing contained in this Article Thirteen or elsewhere in this Indenture or in the Guarantees is intended to or shall impair, as between the Guarantors and the Holders, the obligation of the Guarantors, which is absolute and unconditional, to pay to the Holders all amounts due and payable under the Guarantees as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Guarantors other than the holders of Senior Debt incurred by a Guarantor, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Thirteen, of the holders of such Senior Debt in respect of cash, property or securities of the Guarantors received upon the exercise of any such remedy. Upon any payment or distribution of assets of any Guarantor referred to in this Article Thirteen, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any liquidation, dissolution, winding-up or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other Person making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Indebtedness incurred by any Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Thirteen. Nothing in this Article Thirteen shall apply to the claims of, or payments to, the Trustee under or pursuant to
Section 7.07. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt incurred by a Guarantor (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or representative on behalf of any such holder.

     In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt incurred by a Guarantor to participate in any payment or distribution pursuant to this Article Thirteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt incurred by a Guarantor held by such Person, the extent to which such Person is enti tled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Thirteen, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     SECTION 13.06. Trustee Entitled To Assume Payments
                    Not Prohibited in Absence of Notice.

     The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Thirteen. Regardless of anything to the contrary contained in this Article Thirteen or elsewhere in this Indenture. The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt incurred by a Guarantor or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company or the Guarantor, or from a holder of such Senior Debt or a Representative therefor, together with proof satisfactory to the Trustee of such holding of Senior Debt or of the authority of such Representative, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

     SECTION 13.07. Application by Trustee of Assets Deposited with It.

     U.S. Legal Tender or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Sections 8.01 and 8.02 shall be for the sole benefit of Holders of the Notes and, to the extent allocated for the payment of Notes, shall not from and after the time of such deposit be subject to the subordination provisions of this Article Thirteen. Otherwise, any deposit of assets or securities by or on behalf of a Guarantor with the Trustee or any Paying Agent (whether or not in trust) for payment of the Guarantees shall be subject to the provisions of this Article Thirteen; provided, however, that if prior to the second Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on any Note) the Trustee or such Paying Agent shall not have received with respect to such assets any notice provided for in Section 13.06, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary received by it on or after such date. The foregoing shall not apply to the Paying Agent if the Company or any Subsidiary or Affiliate of the Company is acting as Paying Agent. Nothing contained in this Section 13.07 shall limit the right of the holders of Senior Debt incurred by a Guarantor to recover payments as contemplated by this Article Thirteen.

     SECTION 13.08. No Waiver of Subordination Provisions.

     (a) No right of any present or future holder of any Senior Debt incurred by a Guarantor to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, by any such holder, or by any non-compliance by any Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     (b) Without limiting the generality of subsection (a) of this Section 13.08, the holders of Senior Debt incurred by a Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Thirteen or the obligations hereunder of the Holders of the Notes to the holders of Senior Debt, do any one or more of the following: (1) change the manner, place, terms or time of payment of, or renew, refinance, replace or alter, Senior Debt incurred by a Guarantor or any instrument evidencing the same or any agreement under which Senior Debt incurred by a Guarantor is outstanding;
(2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt incurred by a Guarantor; (3) release any Person liable in any manner for the collection or payment of Senior Debt incurred by a Guarantor; and (4) exercise or refrain from exercising any rights against the Guarantors and any other Person.

     SECTION 13.09. Holders Authorize Trustee To Effectuate
                    Subordination of Guarantee Obligations.

     Each Holder of the Guarantee Obligations by its acceptance thereof authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this Article Thirteen, and appoints the Trustee its attorney-in-fact for such purpose, including, in the event of any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of any Guarantor tending towards liquidation or reorganization of the business and assets of any Guarantor, the immediate filing of a claim for the unpaid balance under its or his Guarantee Obligations in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Debt incurred by a Guarantor or their Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Guarantee Obligations. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt incurred by a Guarantor or their Representative to authorize or consent to or accept or adopt on behalf of any holder of Guarantee Obligations any plan of reorganization, arrangement, adjustment or composition affecting the Guarantee Obligations or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt incurred by a Guarantor or their Representative to vote in respect of the claim of any holder of Guarantee Obligations in any such proceeding.

     SECTION 13.10. Right of Trustee To Hold Guarantor Senior Debt.

     The Trustee shall be entitled to all of the rights set forth in this Article Thirteen in respect of any Senior Debt incurred by a Guarantor at any time held by it to the same extent as any other holder of Senior Debt incurred by a Guarantor, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

     SECTION 13.11. No Suspension of Remedies.

     The failure to make a payment in respect of the Guarantees by reason of any provision of this Article Thirteen shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.01.

     Nothing contained in this Article Thirteen shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law, subject to the rights under this Article Thirteen of the holders, from time to time, of Senior Debt incurred by a Guarantor.

     SECTION 13.12. No Fiduciary Duty of Trustee to
                    Holders of Guarantor Senior Debt.

     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt incurred by a Guarantor, and it undertakes to perform or observe such of its covenants and obligations as are specifically set forth in this Article Thirteen, and no implied covenants or obligations with respect to the Senior Debt incurred by a Guarantor shall be read into this Indenture against the Trustee. The Trustee shall not be liable to any such holders (other than for its willful misconduct or gross negligence) if it shall pay over or deliver to the holders of Guarantee Obligations or the Guarantors or any other Person, money or assets in compliance with the terms of this Indenture. Nothing in this
Section 13.12 shall affect the obligation of any Person other than the Trustee to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Debt incurred by a Guarantor or their Representative.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                   PHILIPP BROTHERS CHEMICALS, INC.


                                   By:    /s/ Jack C. Bendheim
                                          -----------------------------
                                          Name:  J. C. Bendheim
                                          Title:   President



                                   CP CHEMICALS, INC., as Guarantor


                                   By:    /s/ Nathan Bistricer
                                          -----------------------------
                                          Name:  Nathan Bistricer
                                          Title:   Vice President


                                   PHIBRO-TECH, INC., as Guarantor


                                   By:    /s/ Nathan Bistricer
                                          -----------------------------
                                          Name:  Nathan Bistricer
                                          Title:   Vice President


                                   MRT MANAGEMENT CORP., as Guarantor


                                   By:    /s/ Nathan Bistricer
                                          -----------------------------
                                          Name:  Nathan Bistricer
                                          Title:   Vice President

                                   MINERAL RESOURCE TECHNOLOGIES,
                                   L.L.C., as Guarantor


                                   By:    MRT Management Corp.,
                                          Managing Member


                                   By:    /s/ Nathan Bistricer
                                          -----------------------------
                                          Name:  Nathan Bistricer
                                          Title:   Vice President


                                   PRINCE AGRIPRODUCTS, INC., as Guarantor


                                   By:    /s/ Nathan Bistricer
                                          -----------------------------
                                          Name:  Nathan Bistricer
                                          Title:   Vice President


                                   PHIBROCHEM, INC., as Guarantor


                                   By:    /s/ Nathan Bistricer
                                          -----------------------------
                                          Name:  Nathan Bistricer
                                          Title:   Vice President


                                   PHIBROCHEMICALS, INC., as Guarantor


                                   By:    /s/ Nathan Bistricer
                                          -----------------------------
                                          Name:  Nathan Bistricer
                                          Title:   Vice President


                                   WESTERN MAGNESIUM CORP.,
                                   as Guarantor


                                   By:    /s/ Nathan Bistricer
                                          -----------------------------
                                          Name:  Nathan Bistricer
                                          Title:   Vice President


                                   THE PRINCE MANUFACTURING COMPANY,
                                   as Guarantor

                                   By:    /s/ Nathan Bistricer
                                          -----------------------------
                                          Name:  Nathan Bistricer
                                          Title:   Vice President


                                   THE PRINCE MANUFACTURING COMPANY,
                                   as Guarantor


                                   By:    /s/ Nathan Bistricer
                                          -----------------------------
                                          Name:  Nathan Bistricer
                                          Title:   Vice President

                                   THE CHASE MANHATTAN BANK, as Trustee

                                   By:    /s/ Sheik Wiltshire
                                          -----------------------------
                                   Name:  Sheik Wiltshire
                                   Title: Second Vice President

                                                                       EXHIBIT A

                             [FORM OF SERIES A NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                                                         CUSIP No.:


                        PHILIPP BROTHERS CHEMICALS, INC.
               9 7/8% SENIOR SUBORDINATED NOTE DUE 2008, SERIES A


No.                                                               $

     PHILIPP BROTHERS CHEMICALS, INC., a New York corporation (the "Company," which term includes any successor entities), for value received promises to pay to or registered assigns the principal sum of Dollars on June 1, 2008.

     Interest Payment Dates: June 1 and December 1, commencing 1998.

     Record Dates: May 15 and November 15.

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                           PHILIPP BROTHERS CHEMICALS, INC.


                                           By:

                                                    Name:
                                                    Title:


                                           By:

                                                    Name:
                                                    Title:


Dated:

Certificate of Authentication

     This is one of the 9 7/8% Senior Subordinated Notes due 2008, Series A, referred to in the within-mentioned Indenture.

                                           THE CHASE MANHATTAN BANK, as Trustee

                                           By:

                                                    Authorized Signatory

Date of Authentication:

(REVERSE OF SECURITY)

     9 7/8% Senior Subordinated Note due 2008, Series A


     Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture, dated as of June 11, 1998 (the "Indenture"), and as amended from time to time, by and among Philipp Brothers Chemicals, Inc., a New York corporation (the "Company"), the Guarantors named therein and The Chase Manhattan Bank, as trustee (the "Trustee").

     (1) Interest. The Company promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from June 11, 1998. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing December 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

     The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

     (2) Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Registration Rights Agreement)) after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and premium, if any, and interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

     (3) Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

     (4) Indenture. The Company issued the Notes under the Indenture. This Note is one of a duly authorized issue of Notes of the Company designated as its 9 7/8% Senior Subordinated Notes due 2008, Series A (the "Initial Notes"), limited in aggregate principal amount to $140,000,000, which may be issued under the Indenture; provided the principal amount of Initial Notes issued on the Issue Date will not exceed $100,000,000. The Notes include the Initial Notes, the Private Exchange Notes and the Unrestricted Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes, the Private Exchange Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms. The Notes are general unsecured obligations of the Company. Payment on each Note is guaranteed on a senior subordinated basis by the Guarantors pursuant to Articles Twelve and Thirteen of the Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

     (5) Redemption. The Notes are redeemable, at the Company's option, in whole or in part, at any time on and after June 1, 2003 at the redemption prices (expressed as percentages of the principal amount of the Notes) if redeemed during the twelve-month period commencing on June 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the Redemption Date:

                            Year                                Percentage
                            ----                                ----------
                            2003                                 104.938%
                            2004                                 103.292%
                            2005                                 101.646%
                            2006 and thereafter                  100.000%

     The Notes are not entitled to the benefit of any sinking fund.

     Notwithstanding the foregoing, at any time prior to June 1, 2001, the Company may, at its option, redeem up to 30% of the sum of (i) the initial aggregate principal amount of the Notes issued in the Offering and (ii) the respective initial aggregate principal amount of the Notes issued under the Indenture after the Issue Date, on one or more occasions, with the net proceeds of one or more Public Equity Offerings at 109 7/8% of the principal amount thereof, plus accrued interest to the Redemption Date; provided, however, that immediately after giving effect to such redemption, at least 70% of the sum of
(i) the initial aggregate principal amount of the Notes issued in the Offering and (ii) the respective initial aggregate principal amount of the Notes issued under the Indenture after the Issue Date remain outstanding (other than any Notes owned by the Company or any of its Affiliates). In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Public Equity Offering.

     (6) Notice of Redemption. Notice of redemption will be mailed at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part.

     Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

     (7) Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that, upon the occurrence of a Change of Control and after certain Asset Sales, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

     (8) Registration Rights. Pursuant to the Registration Rights Agreement among the Company, the Guarantors and the Initial Purchaser, the Company and the Guarantors will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 9 7/8% Senior Subordinated Notes due 2008, Series B (the "Unrestricted Notes"), which will be registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

     (9) Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as required by law or as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption except for the unredeemed portion of any Note being redeemed in part.

     (10) Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

     (11) Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     (12) Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but including, under certain circumstances, their obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposits).

     (13) Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or comply with Article Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note in any material respect.

     (14) Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, make certain Investments, create or incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, and on the ability of the Company to merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's and its Restricted Subsidiaries' assets or adopt a plan of liquidation.

Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

     (15) Subordination. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all obligations on Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by its acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purposes.

     (16) Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

     (17) Defaults and Remedies. Except as set forth in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, including defaults in payments to be made pursuant to a Change of Control Offer or Asset Sale Offer, for any reason or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in their interest.

     (18) Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

     (19) No Recourse Against Others. No director, officer, employee, incorporator, direct or indirect controlling person, stockholder, member, partner or affiliate, as such, of the Company or any Guarantor, or successor entity, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture, the Guarantees or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note, and the Trustee, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     (20) Guarantees. This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

     (21) Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

     (22) Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note.

     (23) Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     (24) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

     The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note. Requests may be made to: PHILIPP BROTHERS CHEMICALS, INC., One Fort Lee Plaza, Fort Lee, New Jersey 07024.

                                 ASSIGNMENT FORM


     If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:






     ----------------------------------------------------------------------
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _______________________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated: _____________________  Signed:___________________________
                                     (Sign exactly as your name appears
                                     on the other side of this Note)

Signature Guarantee:


     Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                      [OPTION OF HOLDER TO ELECT PURCHASE]

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                             Section 4.15 [     ]
                             Section 4.16 [     ]

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:


$_______________________


Dated: _________________           _________________________________________
                                        NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed.


Signature Guarantee:  __________________________

                                                                       EXHIBIT B


                                                                  CUSIP No.: [ ]

                        PHILIPP BROTHERS CHEMICALS, INC.
               9 7/8% SENIOR SUBORDINATED NOTE DUE 2008, SERIES B

No.                                                               $

     PHILIPP BROTHERS CHEMICALS, INC., a New York corporation (the "Company," which term includes any successor entities), for value received promises to pay to or registered assigns the principal sum of Dollars on June 1, 2008.

     Interest Payment Dates: June 1 and December 1, commencing December 1, 1998.

     Record Dates: May 15 and November 15.

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                        PHILIPP BROTHERS CHEMICALS, INC.



                                                 By:__________________________

                                                 Name:
                                                 Title:


Dated:

Certificate of Authentication

     This is one of the 9 7/8% Senior Subordinated Notes due 2008, Series B, referred to in the within-mentioned Indenture.


                                             THE CHASE MANHATTAN BANK,
                                              as Trustee

                                             By:

                                                   Authorized Signatory

Date of Authentication:

(REVERSE OF SECURITY)

               9 7/8% Senior Subordinated Note due 2008, Series B


     Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture, dated as of June 11, 1998 (the "Indenture"), and as amended from time to time, by and among Philipp Brothers Chemicals, Inc., a New York corporation (the "Company"), the Guarantors named therein and The Chase Manhattan Bank, as trustee (the "Trustee").

     (1) Interest. The Company promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from June 11, 1998. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing December 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

     The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

     (2) Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and premium, if any, and interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

     (3) Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or Co-Registrar without notice to the Holders.

     (4) Indenture. The Company issued the Notes under the Indenture. This Note is one of a duly authorized issue of Exchange Notes of the Company designated as its 9 7/8 % Senior Subordinated Notes due 2008, Series B (the "Unrestricted Notes"), limited in aggregate principal amount to $140,000,000, which may be issued under the Indenture; provided the principal amount of Initial Notes issued on the Issue Date will not exceed $100,000,000. The Notes include the 9 7/8% Senior Subordinated Notes due 2008, Series A (the "Initial Notes"), the Private Exchange Notes, and the Unrestricted Notes, issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes, the Private Exchange Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms. The Notes are general unsecured obligations of the Company. Payment on each Note is guaranteed on a senior subordinated basis by the Guarantors pursuant to Articles Twelve and Thirteen of the Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

     (5) Redemption. The Notes are redeemable, at the Company's option, in whole or in part, at any time on and after June 1, 2003 at the redemption prices (expressed as percentages of the principal amount of the Notes) if redeemed during the twelve-month period commencing on June 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the Redemption Date:

                          Year                                Percentage
                          ----                                ----------
                          2003                                  104.938%
                          2004                                  103.292%
                          2005                                  101.646%
                          2006 and thereafter                   100.000%

     The Notes are not entitled to the benefit of any striking sinking fund.

     Notwithstanding the foregoing, at any time prior to June 1, 2001, the Company may, at its option, redeem up to 30% of the sum of (i) the initial aggregate principal amount of the Notes issued in the Offering and (ii) the respective initial aggregate principal amount of the Notes issued under the Indenture after the Issue Date, on one or more occasions, with the net proceeds of one or more Public Equity Offerings at 109 7/8% of the principal amount thereof, plus accrued interest to the Redemption Date; provided, however, that immediately after giving effect to such redemption, at least 70% of the sum of
(i) the initial aggregate principal amount of the Notes issued in the Offering and (ii) the respective initial aggregate principal amount of the Notes issued under the Indenture after the Issue Date remain outstanding (other than any Notes owned by the Company or any of its Affiliates). In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Public Equity Offering.

     (6) Notice of Redemption. Notice of redemption will be mailed at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part.

     Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

     (7) Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that, upon the occurrence of a Change of Control and after certain Asset Sales, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

     (8) Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as required by law or as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

     (9) Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

     (10) Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     (11) Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, including, under certain circumstances, their obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposit).

     (12) Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the Commission in order to effect or maintain the qualificaqualification of the Indenture under the TIA or comply with Article Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note in any material respect.

     (13) Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, make certain Investments, create or incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, and on the ability of the Company to merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's and its Restricted Subsidiaries' assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

     (14) Subordination. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all obligations on Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by its acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purposes.

     (15) Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

     (16) Defaults and Remedies. Except as set forth in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, including defaults in payments to be made pursuant to a Change of Control Offer or Asset Sale Offer, for any reason or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in their interest.

     (17) Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

     (18) No Recourse Against Others. No director, officer, employee, incorporator, direct or indirect controlling person, stockholder, member, partner or affiliate, as such, of the Company or any Guarantor, or successor entity, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture, the Guarantees or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note, and the Trustee, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     (19) Guarantees. This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

     (20) Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

     (21) Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note.

     (22) Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     (23) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

     The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note. Requests may be made to: PHILIPP BROTHERS CHEMICALS, INC., One Fort Lee Plaza, Fort Lee, New Jersey, 07024.

                                 ASSIGNMENT FORM


     If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:






________________________________________________________________________________
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _______________________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated: _____________________  Signed:

__________________________________         (Sign exactly as your name appears
                                            on the other side of this Note)

Signature Guarantee:


     Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                      [OPTION OF HOLDER TO ELECT PURCHASE]


     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                             Section 4.15 [     ]
                             Section 4.16 [     ]

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:


$_______________________


Dated: _________________           _____________________________________________
                                        NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed.


Signature Guarantee:  _______________________

                                                                       EXHIBIT C


UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.17 OF THE INDENTURE.

                                                                       EXHIBIT D


                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors


                                                            ___________ __, ____


The Chase Manhattan Bank, as Registrar
450 West 33rd Street
New York, New York  10001
Attn.:  Corporate Trust Department

Ladies and Gentlemen:

     In connection with our proposed purchase of 9 7/8% Senior Subordinated Notes due 2008 (the "Notes") of PHILIPP BROTHERS CHEMICALS, INC. (the "Company"), we confirm that:

i. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable State securities laws.

ii. We understand that the offer and sale of the Notes have not been registered under the Securities Act or any other applicable securities law, and that the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Company or any subsidiary thereof, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a person who we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Rule 904 of Regulation S promulgated under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities

     Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

iii. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee, the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

iv. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

v. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

vi. We acknowledge that we have had access to such financial and other information, have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto as we deem necessary in connection with our decision to purchase the Notes and we have reviewed the "Transfer Restrictions" section from the Company's Final Offering Memorandum dated June 5, 1998.

     You, the Company, the Trustee, the Initial Purchaser and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                         Very truly yours,

                                         [Name of Transferee]


                                                  By:

                                                  Name:
                                                  Title:

                                                                       EXHIBIT E


                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S


                                                         ______________ __, ____


The Chase Manhattan Bank, as Registrar
450 West 33rd Street
New York, New York  10001
Attn:  Corporate Trust Department

         Re: PHILIPP BROTHERS CHEMICALS, INC. (the "Company")
             9 7/8% Senior Subordinated Notes due 2008
             (the "Notes")
             ------------------------------------------

Ladies and Gentlemen:

     In connection with our proposed sale of $__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

     You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                               Very truly yours,

                                               [Name of Transferee]


                                               By:

                                                        Authorized Signature

                                                                       EXHIBIT F


                                    GUARANTEE


     For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Articles Twelve and Thirteen of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Twelve of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of June 11, 1998, among Philipp Brothers Chemicals, Inc., a New York corporation, the Guarantors named therein and The Chase Manhattan Bank, as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

     The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Twelve and Thirteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

     THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

     This Guarantee is subject to release upon the terms set forth in the Indenture.

     IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.


Date:  ____________________


                                           [NAME OF GUARANTOR],
                                            as Guarantor



                                            By:
                                               ______________________________
                                               Name:
                                               Title:




                                            By:
                                               ______________________________
                                               Name:
                                               Title:

                                                                       EXHIBIT G


                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES


Re: 9 7/8% Senior Subordinated Notes due 2008, Series A, and 9 7/8% Senior Subordinated Notes due 2008, Series B (the "Notes"), of Philipp Brothers Chemicals, Inc.
               -------------------------------------------------


     This Certificate relates to $________ principal amount of Notes held in the form of *_________ a beneficial interest in a Global Note or *_________ Physical Notes by ___________ (the "Transferor").

The Transferor:*

     |_| has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Note held by the Depository a Physical Note or Physical Notes in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

     |_| has requested by written order that the Registrar exchange or register the transfer of a Physical Note or Physical Notes.

     In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above-captioned Notes and the restrictions on transfers thereof as provided in Section 2.17 of such Indenture, and that the transfer of this Note does not require registration under the Securities Act of 1933, as amended (the "Act"), because*:

     |_| Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.17(a)(II)(A) or Section 2.17(d)(i)(A) of the Indenture).

     |_| Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

     |_| Such Note is being transferred to an institutional "accredited investor" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Act).

     |_| Such Note is being transferred in reliance on Regulation S under the Act.

     |_| Such Note is being transferred in reliance on Rule 144 under the Act.

     |_| Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 or Regulation S under the Act to a person other than an institutional "accredited investor."

                                             _________________________________
                                             [INSERT NAME OF TRANSFEROR]


                                             By:  ____________________________
                                                      [Authorized Signatory]
Date:  _____________________
                                                          *Check applicable box.




                                       G-2